EXECUTION VERSION 1 CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[****]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED. MASTER SERVICES AGREEMENT This Master Services Agreement is made effective as of the 24th day of July, 2023 (the “MSA Effective Date” ) by and between Spark Networks Services GmbH (on and behalf of all its wholly owned subsidiaries and affiliates) (“Company”) and Hexaware Technologies Limited (on and behalf of all its wholly owned subsidiaries and affiliates) (“Provider”). Each of Company and Provider may be referred to as a “Party” or collectively as the “Parties.” In consideration of the mutual covenants and agreements contained herein, Provider and Company agree as follows: 1. AGREEMENT OVERVIEW AND STRUCTURE 1.1 Overview. (a) The “Master Agreement” shall mean Articles 1 – 31 herein and the Exhibits. The “Exhibits” include: Exhibit 1 Definitions Exhibit 2 Service Level Methodology Exhibit 3 Reserved Exhibit 4 Reserved Exhibit 5 Project Terms and Conditions Exhibit 6 Security Requirements and Policies Attachment 6-A Data Privacy Terms Exhibit 7 Change Control Procedures Exhibit 8 Insurance Requirements Exhibit 9 Benchmarking Exhibit 10 Record and Audit Requirements Exhibit 11 Remote Working Requirements Exhibit 12 Reserved Exhibit 13 Provider Sites Exhibit 14 Service Continuity Exhibit 15 Permitted Subcontractors Exhibit 16 Sublease The Master Agreement establishes the contractual framework for Provider’s provision of the Services to the Company Entities worldwide. (b) Wherever applicable, each SOW shall cover the following topics: Scope of Services Service Level Matrix Transition Technology Solution Commercial Terms Reports Service Locations Governance The Services shall be identified and separately priced by Towers, where applicable. The Parties shall enter into a separate statement of work cover the Services for one or more Towers (each such statement of work, an “SOW”). Company shall have the right to add or terminate one or more Towers, or parts thereof, in accordance with the SOW or the terms the Master Agreement. The pricing for a Tower covers all of the Services and obligations set forth

EXECUTION VERSION 2 in the Agreement (including the schedules, exhibits and attachments hereto) including, for example, governance and compliance responsibilities. Except as expressly stated in the SOW, no additional fees are payable by Company or the Company Entities with respect to the Services and obligations set forth in the Agreement.. (c) Provider shall perform In-Scope Projects and Billable Projects as set forth in a Project orders entered into pursuant to the Agreement (each, a “Project Order”). The Project Orders properly executed in accordance with the terms of the Agreement are hereby incorporated into and made part of the Agreement and are subject to and governed by the Master Agreement, in addition to the terms in Exhibit 5 and the terms of the applicable Project Order. If a Project Order is for a Billable Project, the pricing in such Project Order covers all of the Services and obligations set forth in such Project Order, as well as all of the additional Services to be provided by, and additional obligations of, Provider under the Agreement including, for example, governance and compliance responsibilities with regard to the applicable Project. if the Parties do not agree on whether the proposed Project is a Billable Project or an In- Scope Project, Provider shall begin performing the Project upon Company’s instruction to begin work, subject to Section 30.5. If the Parties agree that the Project is a Billable Project the Parties shall mutually agree on the pricing. (d) The “Agreement” shall mean the Master Agreement, the SOWs and the Project Orders, collectively, all of which constitute and are deemed part of the Agreement. Capitalized terms not otherwise defined in the Master Agreement are set forth in Exhibit 1. 1.2 Due Diligence Complete. Provider hereby acknowledges that Company (and, if applicable, the Company Entities) has delivered or shall make available to Provider information and documents as may be necessary to provide Services under this Agreement, including any additional information and documents requested by Provider, for Provider to perform its obligations under the Agreement (the “Due Diligence Documents”). Except as stated under Article 19, Provider shall not be relieved of any of its obligations under the Agreement, and Provider shall not be entitled to request increases to the Fees or adjustments to the Service Levels (as defined in Exhibit 2), as a result of or relating to (a) Provider’s failure to to review the Due Diligence Documents furnished by Company; or (b) Provider’s failure to request any information or documents from Company, in its reasonable prudence as a service provider, which should have been known to the Provider. Additionally, there shall not be any increases to the Fees or adjustments to the Service Levels, as a result of or relating to any inaccuracies, errors, or omissions contained in the Due Diligence Documents unless Company willfully or negligently provides Provider with incomplete or inaccurate information; provided that if such inaccuracies, errors or omissions require Changes that result in material additional costs to Service Provider, such Changes shall be addressed through the Change Control Process. 1.3 References. References to any Law shall mean references to such Law in changed or supplemented form or to a newly adopted Law replacing a previous Law. Unless the context requires otherwise, (i) “including” (and its derivative forms) means including but not limited to; (ii) “may” means has the right, but not the obligation, to do something and “may not” means does not have the right to do something; (iii) “written” or “in writing” is used for emphasis in certain circumstances, but that shall not derogate from the general application of the notice requirements set forth in Section 31.10 in those and other circumstances; (iv) use of the singular includes the plural and vice versa, (v) the word “or” shall not be exclusive; and (vi) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to the Agreement, the date that is the reference date in calculating such period shall be excluded. References to a day or time shall be to a calendar day or time unless a Business Day is expressly referenced. References to “Company Entities” shall mean any or all of the Company Entities. References to “at no charge to Company,” “at no charge to the Company Entities” or “as part of the Services” shall mean that Provider shall provide the services and resources at no additional charge to the Company Entities, any Company Agent or any End User. 1.4 Order of Precedence. The following documents are included within the definition of “Agreement,” and have the following order of precedence (with (a) having the highest precedence and (c) having the lowest precedence): (a) Master Agreement; (b) SOWs; and (c) Project Orders. In the event of a conflict between the terms of any of the foregoing documents, the terms of the document with the higher precedence shall prevail unless the document with the lower precedence expressly references the specific provision in document with the higher precedence to be modified. 2. TRANSITION Generally. Provider shall perform the activities and provide the deliverables necessary for the successful transition to Provider of the Services for each Tower (each, a “Transition”), including the activities and deliverables set forth in the applicable Transition Plan (as defined below). Company shall perform those tasks that are designated to be Company’s responsibility in each Transition Plan; provided that Company shall not be obligated to perform any tasks during the Transition Period that are not set forth in the applicable Transition Plan. 2.1 Transition Plans.

EXECUTION VERSION 3 (a) Transition plans (with appropriate contingency plans) describing the tasks, methods, procedures and timing of the steps Provider shall take to transition responsibility and operations for a Tower to Provider and avoid interruptions and degradations of the Services are set forth in each SOW (each, a “Transition Plan”). Except as otherwise expressly set forth in the applicable SOW as a charge for a Transition, neither Company, the Company Entities nor any End User shall incur any charges, fees or expenses payable to Provider or third parties in connection with a Transition. Provider shall perform the tasks described in each Transition Plan in a manner that shall not (i) disrupt or adversely impact the business or operations of Company or the Company Entities; or (ii) degrade the services then being received by Company or the Company Entities. (b) Company shall have the right in its discretion to delay or put on hold a Transition for up to 15 days without penalty or liability to Company or additional charge to Company. Any period of hold by Company under this Section 2.1(b) beyond 15 days shall be chargeable to the Company at mutually agreed cost for the transition. For a delay or hold made pursuant to this subsection (b), the completion dates in the Transition Plan shall be adjusted by the number of days that the completion of the Transition activities are delayed or put on hold unless otherwise agreed by the Parties, without any penalty to Provider or Transition credits to Company. After the end of the delay or hold period and upon notice to Provider, Provider shall re-commence Transition activities and the Parties shall agree to the Provider Personnel to be assigned to continue the Transition activities that was put on hold, however the Parties understand that beyond the 15 day period Provider may not be able to assign the same Provider Personnel under the SOW for the Transition activity. (c) In addition to Company’s other rights and remedies under the Agreement, if Company determines that a component or phase of a Transition is not progressing successfully due to Provider’s failure to perform, then the parties shall mutually discuss and revise the Transition plan and the, Company may elect to put the associated Transition activities and/or subsequent associated activities on hold until Provider has successfully remedied such failures without penalty or liability to Company or additional charge to Company. (d) Promptly upon receiving any information indicating that either Party has not performed or may not be able to perform its responsibilities or meet the timetable set forth in the applicable Transition Plan, Provider shall disclose such information to Company and shall identify for Company’s consideration and approval specific measures to address such delay and mitigate the risks associated therewith. To the extent failure to meet a milestone is attributable to the Provider, Company shall not be obligated to agree to any extension of time and Provider shall not be relieved from completing the milestones by the scheduled completion date. In case of delay due to the Provider, any agreement to an extension of time under this paragraph shall not constitute a waiver or release of any rights that Company may have. 2.2 Transition Deliverables and Milestones. (a) A list of milestones relating to Provider’s obligations pursuant to this Article 2 that are critical to the Company Entities are set forth in the applicable SOW and the applicable Transition Plans (the “Transition Milestones”). The Transition Milestones shall include at a minimum completion of the Stabilization Phases. If Provider does not achieve a Transition Milestone by the completion date for that Transition: (i) Provider must do all that is required to meet that Transition Milestone as soon as possible after the due date, including by allocating additional resources at no charge to Company; and (ii) Provider shall provide to Company a Transition Milestone Credit calculated in accordance with the applicable SOW. (b) All Fees associated with Transition Milestones shall be (i) due upon successful completion by Provider and formal acceptance by Company of the applicable Transition Milestones in accordance with the acceptance criteria set forth in the Transition Plan, and the other terms of the Agreement, subject to Transition Milestone Credits. The total amount at risk for not completing the Transition Milestones by the scheduled completion dates is ****% of the Fees associated with the Transition for each Tower (if there are multiple Towers) or the SOW (if there is just one Tower) (the “Transition At Risk Amount”), with a weighting factor equal to **** percentage points applied to the Transition Milestones. To calculate a Transition Milestone Credit, the Transition At Risk Amount shall be multiplied by the percentage points allocated to the particular Transition Milestone. Notwithstanding any other provision to the contrary hereunder, the total Transition At Risk Amount shall not exceed ****% of the fees for the Transition for the applicable Tower (if there are multiple Towers) or the SOW (if there is just one Tower). Further, if there is an Extended Transition Milestone Default, the allocated percentage points for the applicable Transition Milestone for each Extended Transition Milestone Default shall be increased as follows: (1) **** times for the first Extended Transition Milestone Default; and (2) **** times for each Extended Transition Milestone Default thereafter. “Extended Transition Milestone Default” means the Transition Milestone has not been completed within ****

EXECUTION VERSION 4 days after the scheduled completion date, or any subsequent ****-day period. For clarity, each time that Provider misses the scheduled completion date by another **** days is an Extended Transition Milestone Default. (c) Subject to Article 19, if Provider fails to successfully complete any Transition Milestone or otherwise causes a delay in the completion of the Transition by the specified completion dates, Provider shall be responsible for reimbursing Company for any costs or expenses that Company or the Company Entities incurs (including third-party extension or replacement costs) due to such failure or delay, subject to a cap of ****% of the fees for Transition under the applicable SOW. (d) Subject to Article 19, if Provider fails to, or Provider will not be able to, successfully complete a Transition Milestone (for any of the Towers), Company may terminate for cause the Agreement or any affected Towers, in accordance with Section 24.4(a) (provided that the cure period for any such breach shall only be **** days) and Provider shall pay to Company an amount equal to all fees and amounts paid (if any) by Company to date relating to the Transition. Upon such termination, such payments by Provider shall not in any way limit Company’s right to recover other damages or to pursue its other rights and remedies. 3. SERVICES AND PROJECT MANAGEMENT 3.1 Services. Provider shall provide the following services, functions and responsibilities, as they may evolve during the MSA Term and as they may be supplemented, enhanced, modified or replaced (collectively, the “Services”): (a) the services, functions and responsibilities described in the Agreement; (b) the services, functions, processes and responsibilities to the extent performed during the six months preceding the SOW Effective Date by personnel or providers of the Company Entities (which includes employees and contractors and providers employed or engaged by the Company Entities) who were transitioned to Provider or displaced or whose functions were displaced as a result of the Agreement to the extent such services, functions and responsibilities are related to the Services described in Subsection 3.1(a) even if the service, function or responsibility so performed is not specifically described in the Agreement; and (c) the services, functions, processes and responsibilities to the extent performed during the six months preceding the SOW Effective Date by the incumbent service providers of the Company Entities whose services, functions and responsibilities were displaced or terminated as a result of the Agreement even if the service, function or responsibility so performed is not specifically described in the Agreement; provided that the foregoing are related to the Services and detailed in the SOW and/or if not contemplated by applicable SOW in the reasonable opinion of the Provider, (a) to (c) could have been determined as part of any due diligence process performed by Provider. If any services, functions or responsibilities not specifically described in the Agreement are an inherent or necessary part of the Services or required for the proper performance or provision of the Services, they shall be deemed to be included within the scope of the Services to the same extent as if specifically described in the Agreement and included in the applicable SOW. 3.2 Third-Party Contracts. (a) Provider shall Manage the third-party contracts (and the services, assets and software that are covered by such contracts) set forth in the applicable SOW (the “Managed Contracts”) in accordance with and to the extent Provider has been provided copies of such Managed Contracts or has been given written direction from Company regarding the Managed Contracts or otherwise is aware of customary terms included in similar agreements of the applicable type (such as confidentiality and no reverse engineering requirements). Provider shall have operational, administrative (including handling invoices on behalf of the Company Entities as set forth below), and maintenance responsibility for the Managed Contracts (and the assets and/or services covered by such contracts) as specified below. Except as may be otherwise agreed in writing with respect to particular Managed Contracts: (i) Provider shall review and verify invoices for any Managed Contracts, and thereafter submit invoice(s) to Company or its designee for payment. At all times Provider shall review invoices submitted pursuant to Managed Contracts and alert Company to any discrepancies. Provider shall process invoices in a manner to benefit from any discounts and to avoid any late payments or interest. If Provider fails to process any invoice in a manner that causes Company not to benefit from a discount or to avoid any late payments or interest, Provider shall deduct from the applicable invoice the amount of any missed discount and Provider shall be responsible for paying such late payments and interest. All discounts shall accrue and be for the benefit of Company or its designee and (ii) unless otherwise agreed in writing with respect to a particular Managed Contract, Provider may not terminate any Managed Contract without Company’s consent. (b) Provider shall act as the limited agent of the Company Entities in connection with interacting with and requesting and receiving services from the applicable third party on behalf of the Company Entities under the third-party contracts listed in the applicable SOW (the “Third Party Contracts”). Provider shall comply with the terms of the Third Party Contracts to the extent they are related to the Services and shall not violate, or cause any Company Entity

EXECUTION VERSION 5 to violate, the terms of the Third Party Contracts. Any contractual remedies shall be exercised solely by Company, and only Company shall have the right to send legal notices or institute legal actions under any Third Party Contract. Without limiting the foregoing, Provider shall with respect to the Third Party Contracts: (i) alert Company to any material discrepancies between actual and anticipated performance; (ii) be responsible for, monitor and review provider performance, seek corrective action by providers, request applicable credits and follow through on such actions; (iii) provide such assistance as may be reasonably requested by Company in changing suppliers or modifying the Third Party Contracts; and (iv) be responsible for any liability resulting from a breach or default under any Third Party Contracts, provided such breach or default results from Provider’s noncompliance with the terms of the Third Party Contracts. For the sake of clarity, the Provider shall not be responsible or liable for any losses or liabilities incurred by Company, any Company Entities, Agents and End Users under any of the Managed Contracts prior to the MSA Effective Date with respect to any services provided by any third party prior under any of the Managed Contracts prior to the MSA Effective Date. 3.3 Provider Assets. Except as otherwise expressly provided in the applicable SOW, Provider shall be responsible for providing the facilities, personnel, Software and Equipment and other resources as necessary to provide the Services. Provider shall provide all desktop computer Equipment and Software required for Provider Personnel to perform the Services (including standard Microsoft Office products or compatible, functionally equivalent products) that are compatible and interoperate with the Systems, e-mail and LAN/WAN servers of the Company Entities. Provider may not connect or run any Equipment or Software on or to the Company Systems without Company’s written approval. Provider must comply at all times with Company’s security and use policies then-in-effect. Equipment and Software used by Provider Personnel shall be equipped with security Software that complies with the requirements of the Agreement. 3.4 Language and Localization. All material (including Deliverables and documentation) developed or provided by Provider shall be in English and any additional languages specified in the applicable SOW. All Provider Personnel who interact with the Company Entities or End Users shall be fluent in the English language and any additional languages specified in the applicable SOW. 3.5 Communications Infrastructure and Security. During the MSA Term and any Termination Assistance Period, as part of the Services, Provider shall implement, maintain and update the communications infrastructure as set forth in the applicable SOW. During the MSA Term and any Termination Assistance Period, as part of the Services, Provider shall implement, maintain and update the physical and data security and privacy controls and requirements set forth in the Agreement, including Exhibit 6, as may be amended by Company from time to time. Provider agrees to not intentionally tamper with, compromise or circumvent any security or audit measures used in conjunction with the systems of the Company Entities. Provider shall notify Company, upon request, of the identity of each of the entities and personnel providing and performing the Services and that are authorized access to the Company Data or the Company Software and the level of access granted to each. Provider shall enable such access by persons as designated by Company and deny such access to all other persons, in accordance with Exhibit 6. 3.6 Dedicated/Partitioned Environment. During any time the Services are performed at the Company Sites, Provider shall provide the Services using Equipment, Software and other resources dedicated solely to supporting the Company Entities. Unless specifically approved in writing by Company, all Services provided from a Provider Site shall be provided (a) in a partitioned or dedicated space as set forth in the applicable SOW, or (b) using partitioned or dedicated Equipment. Back up, archival and other media on which Company Confidential Information is stored shall not contain any information of Provider (other than technical data that are inherent in the creation and management of the media) or other customers of Provider and shall be encrypted in accordance with Exhibit 6. Provider shall ensure that all Company Confidential Information stored on shared media, to the extent permissible and approved by Company, shall be logically partitioned and easily extractable. Notwithstanding the foregoing, if there is a litigation hold or similar preservation requirement for another client’s data or shared media (excluding any Company Data), Provider shall extract such data from the shared media and ensure that in no event shall Provider retain Company Data other than in compliance with the Agreement. 3.7 Demand Management. (a) Provider shall be responsible for implementing demand management processes. Provider shall provide to Company and its designees, as part of the demand management processes, an estimate of the number of the Resource Units (including FTEs) used by Provider. As part of the Services, Provider shall provide to Company and its designees a monthly report that tracks such estimates by role and in the aggregate for all roles. The report shall have a level of detail that specifies the type of work being performed (e.g., enhancements, particular projects, production support). Provider shall provide the Provider Personnel necessary to meet Company’s requirements. In connection with all in-scope Services, Provider shall provide the Provider Personnel necessary to enable Provider to perform its obligations, including meeting all Service Levels, regardless of whether Company dictates specific needs or provides any forecast. Provider Personnel shall track all work, and claim all hours, to the appropriate claim and activity codes

EXECUTION VERSION 6 within 45 days after the date such hours were expended. All Provider Personnel shall follow the same claim and activity code process. (b) Provider shall provide a report for Company’s review detailing actual hours expended by Provider on a quarterly basis, to identify opportunities for efficiencies or inhibitors to increased efficiency, including actions of the Company Entities that drive consumption of hours and demand for the Services. For the avoidance of doubt, there shall be no charge to Company or any Company Entity for management reporting, productivity measurement or monitoring of Service Levels. 3.8 Cooperation. (a) Provider shall coordinate and work cooperatively with any Company Agents upon Company’s request, including by providing documentation, data and other information relating to the Services. Company may provide such documentation, data or other information directly to Company Agents. Provider acknowledges that Company may engage a third party to manage all or part of the Agreement on Company’s behalf. Provider is not relieved of any contractual requirements or entitled to any adjustments to the terms of the Agreement because of a failure to resolve a disagreement with a Company Agent. Provider shall provide at additional cost any reasonable interface resources (including commercially reasonable Equipment or Software) necessary to enable Systems used by Provider to interface or be compatible with Company’s systems or the systems of a third party. (b) If at any time prior to or during the MSA Term (and any Termination Assistance Period(s)), Company has engaged or engages a third party or parties (each, an “Other Provider,”) to provide outsourcing, support or maintenance services to any Company Entity that relate directly or indirectly to any part of the subject matter of the Agreement (“Other Services”) then, notwithstanding anything in the Agreement to the contrary, Company may do and Provider consents to Company doing) all or any of the following: (i) permit the Other Provider(s) to access, operate and use any Services (including any Deliverables and/or interfaces) and Provider property (including Provider’s websites and Systems) in connection with the use of the Services and/or in connection with any Company Entity and/or any of the End Users’ receipt or use of the Services for the purpose of enabling the Other Provider(s) to supply the Other Services; and (ii) otherwise permit the Other Provider(s), in its and/or their respective performance of the Other Services, to do anything that any of the Company Entities are entitled to do under the Agreement. 3.9 No Encumbrances. Provider has not and shall not place, or allow any Provider Agents to place, any Encumbrance on any monies, accounts receivables or other amounts owed or payable to Company or belonging to Company (collectively, “Company Accounts”), or do or permit any act that diminishes title to Company Accounts. Provider hereby waives and causes Provider Agents to waive the right to attach, seize or otherwise retain the Company Accounts that Provider or any Provider Agent has in its care, may access or release pursuant to the Agreement or any Tower, including in order to obtain payment for Services performed. 3.10 Correction and Remediation of Service Errors. In the event of any errors or omissions in the performance of the Services, Provider shall promptly (but in any event within the time frames requested by Company): (a) notify Company of any such errors or omissions; and (b) correct and/or remediate the error or omission, and the impact thereof, in accordance with Company’s instructions. 3.11 Changes to Services. Any change to the Agreement (a “Change”) shall be made in accordance with the procedures set forth in Exhibit 7 (the “Change Control Procedures”). Provider shall perform all Changes in accordance with the Change Control Procedures. For clarity, the term “Change” does not include any change that can be made through the operation of an existing provision of the Agreement, such as changes in volumes, additions of or modifications to Service Levels, or initiating audits. For the avoidance of doubt, Company shall not be responsible for additional costs if (a) there is not an incremental cost to Provider to comply or implement the change; (b) the change is included as part of Provider’s obligations under the Agreement (including Provider’s continuous improvement and software and currency obligations) or is consistent with policies and procedures that Provider has in place pursuant to the terms of the Agreement; or (c) the change is necessary to comply with Laws. 3.12 Acceptance. (a) Company reserves the right to review all work product and Deliverables, and all work product and Deliverables are subject to Company’s acceptance. Provider shall remedy any defects or issues identified by Company promptly at no cost to Company within the period mutually agreed between the parties subject to a minimum of **** Business days. Upon notice to Provider that the Deliverable is deficient (e.g., does not pass required tests or is inconsistent with the documentation, acceptance criteria and/or description of the work), Provider agrees to correct any and all such deficiencies in the Deliverables and redeliver the corrected Deliverables to Company. If the corrected Deliverable is deficient (e.g., does not pass required tests or is inconsistent with the documentation, acceptance

EXECUTION VERSION 7 criteria and/or description of the work), then Company may (i) continue to require Provider by notice to correct the Deliverable; or (ii) upon notice to Provider, terminate the applicable SOW or Project Order and obtain a refund of any payment already made by Company for such Deliverable, in which case Company is relieved of any further duty to pay for such Deliverable. (b) Company shall use its commercially reasonable efforts to begin and conduct its Acceptance Testing in a timely and expedient manner. Company will use all commercially reasonable efforts to notify Provider as to its Acceptance or rejection of the Deliverables in question within **** Business Days after completion of Acceptance Testing (“Acceptance Testing Completion Date”). In the event that Company fails to provide Provider with written notice of its Acceptance or rejection of the Deliverables within **** Business Days after the Acceptance Testing Completion Date, Provider may send written notice (“Request Notice”) to Company requesting that Company provide Provider with written notice of Company’s Acceptance or rejection of the Deliverables. Within **** days of Company’s receipt of Provider’s Request Notice, Company shall notify Provider in writing (“Test Notice”) of its Acceptance or rejection of the Deliverables. In the event Company fails to tender such Test Notice to Provider within such **** day period, the applicable Deliverables shall be deemed to be Accepted as of the **** day after Company’s receipt of Provider’s Request Notice. 3.13 No Solicitation of Company’s Customer. Provider may not solicit any of Company’s customers at an individual level (i.e., users of Company’s social networking platforms) during and in connection with the provision of the Services. In addition, Provider shall not use any contacts, names or lists obtained in connection with the Services other than to provide the Services, and for no other purpose of any kind. 4. SERVICE RECIPIENTS 4.1 Service Recipients. Provider shall provide the Services to those Company Entities and those End Users as may be identified by Company from time to time at the rates and in accordance with the terms and conditions set forth in the Agreement. However, in no event shall any Company Entity or any End Users be obligated or required to receive Services from Provider. 4.2 Divestitures. If Company relinquishes control of all or part of a business unit or an Affiliate after the MSA Effective Date (each such unit or entity, a “Divested Entity”), then upon Company’s request, Provider shall continue to provide the Services to such entity after the date such entity becomes a Divested Entity for a period of time requested by Company, which period shall not exceed 12 months at the and in accordance with the terms and conditions set forth in the Agreement (including the then-current rates and payment terms and conditions). If the Divested Entity agrees in writing to abide by the terms and conditions of the Agreement, then Company (and, if applicable, the other Company Entities) shall be relieved of any payment or other liability relating to the provision of Services to the Divested Entity and the Parties agree that the Divested Entity shall be solely responsible for any liabilities and claims arising as a result of any services provided to such Divested Entity. In all instances, Provider shall provide Termination Assistance Services to the Divested Entity as requested by Company in accordance with the terms of the Agreement (including, the payment of fees, if applicable). In the event the Divested Entity does not continue to avail the Services as agreed under this Agreement, or reduces any portion of the Services, such discontinuance shall be treated as a termination of the Services and shall be subject to any related commercial agreement in the applicable SOW (which in the case of the first SOW is set forth in Section 8 of Schedule 6), with changes being implemented in accordance with the Change Control Procedures. 5. USE OF THIRD PARTIES AND NEW SERVICES 5.1 Use of Third Parties. The Agreement shall be nonexclusive and each of the Company Entities may in its absolute discretion enter into arrangements with third parties to provide all or part of the Services or New Services. For the avoidance of doubt, a material reduction in the then-current Services may be subject to a pricing renegotiation as specified in the applicable SOW (including, for the first SOW in Section 8 of Schedule 6). Subject to the preceding, the Company Entities reserve the right to perform themselves, or retain third parties to perform, any of the Services and any New Services. The Fees shall be appropriately reduced to reflect agreed any such changes in the Services. The Company Entities are not obligated to purchase any minimum amount of Services, work product or Deliverables under the Agreement. In addition, nothing in the Agreement shall be construed or interpreted as limiting Company’s right or ability during the MSA Term and any Termination Assistance Period to change the requirements of Company, move services in and out of scope, add or delete recipients or increase or decrease its demand for Services, subject to any obligations and conditions stated in this Agreement or a Statement of Work. 5.2 Proposals. Company may from time to time request that Provider to perform New Services. Within a reasonable period of time after such request (but in any event within **** Business Days), Provider shall prepare and submit to Company at no charge to the Company Entities a proposal for the performance of the New Services (such proposal shall include

EXECUTION VERSION 8 necessary and reasonable scoping and analysis of the New Services in order to be able to specify the applicable personnel, hardware and Software resources and the applicable Fees). Company shall not be required to accept any such proposal. Company shall not be obligated to obtain any New Services from Provider, nor shall Company be prevented from requesting or obtaining such services from a third party. Provider shall not begin performing any New Service until Fees thereof have been approved in writing by Company. 5.3 Obligation to Provide Services. Upon Company’s request, Provider is required to provide any resource or service that is within the scope of the Services at the rates set forth in the Agreement and Provider shall not be entitled to decline to provide any such resource or perform any such service. 6. PERSONNEL 6.1 General. (a) Provider acknowledges that, in the course of providing the Services, Provider and Provider Personnel may have access to, or acquire, knowledge of confidential, proprietary or sensitive information regarding the Company Entities and the End Users and customers and other parties with whom the Company Entities have relationships. Provider agrees that all such Provider Personnel shall be advised (i) of the standards imposed upon them under the Agreement (including as required by the following sentence) with respect to the Services they render; and (ii) that they are not employees or agents of Company, any Company Entity or any End User for any purpose. Accordingly, Provider agrees that with respect to the Provider Personnel, it has instituted Provider Personnel Company’s policies and procedures for the geographic location where Services are to be performed and shall obligate any Permitted Subcontractor to do the same with respect to its personnel providing Services hereunder. Provider hereby agrees to be responsible for the breach by any Provider Personnel of any such standards, policies or procedures or noncompliance with the terms of the Agreement (including the confidentiality and ownership provisions herein). Provider shall cause or have caused Provider Personnel to sign, prior to working on the Company account and every year thereafter, enforceable agreements that include appropriate confidentiality, assignment of work product and invention provisions, and provisions establishing that such Provider Personnel are employees of Provider or Provider Agents, as applicable (and not employees of any of the Company Entities), and otherwise as necessary to effectuate the terms of the Agreement. At a written request from the Company, Provider shall provide to Company at least annual certification of compliance by all Provider Personnel with the standards, policies and procedures of Company. (b) Provider shall assign an adequate number of personnel to perform the Services. In assigning Provider Personnel to perform tasks relating to the Services, Provider shall strictly comply with the personnel assignment requirements and limitations set forth in the Agreement. The Provider Personnel shall be properly educated, trained and qualified for the Services they are to perform. Provider shall ensure appropriate training is in place to meet the training requirements of Provider Personnel. Provider shall log and track all training and certification and maintain adequate supporting documentation to evidence Provider’s compliance with this Section 6.1. Company (directly or through representatives) shall have the right, upon **** days’ prior written notice, to audit the training and certification qualifications offered to and obtained by each of the Provider Personnel, including logs and related documentation. (c) Provider is responsible for all necessary recruiting and hiring costs associated with employing appropriate Provider Personnel. Provider, and not Company or the Company Entities, shall have the right, power, authority, and duty to supervise and direct the activities of Provider Personnel and to compensate them for work performed on behalf of the Company Entities pursuant to the Agreement. 6.2 Screening. Provider shall be responsible for performing (or having performed) the usual background checks as per its current practice. Any additional checks including drug screening if requested by Company shall be at an additional cost for all Provider Personnel at the local, state and federal/country level consistent with Provider’s standard policies for its employees, and as otherwise requested by Company. In complying with the foregoing, including conducting all background checks and screening, Provider shall abide by all applicable Laws. Provider shall not permit any individual to provide the Services or assign anyone to the Company account who does not satisfactorily pass Provider’s check and screening requirements or has (a) a criminal conviction relating to crimes against property, crimes relating to drug use, sale, or distribution, or crimes of violence or a criminal conviction that is applicable to the scope of the Services to be provided by such individual; or (b) a known history of crimes against property, crimes relating to drug use, sale, or distribution, or crimes of violence.

EXECUTION VERSION 9 6.3 Replacement, Qualifications and Retention of Personnel. (a) Upon Company’s request for any lawful reason, Provider shall remove any individual from the Company account. If Company requests such replacement of Provider Personnel, Provider shall replace the individual on Company’s account with an individual of suitable ability and qualifications, with Company’s approval. Such removal and replacement shall be effective after a minimum of two weeks’ written notice, unless relating to a security, reputational or high risk issue, in which case the removal shall be immediate and the replacement shall be made as soon as possible and in any event within **** Business Days. If any Provider Personnel is replaced, the replacement individual shall be at least of the same level and experience as the individual being replaced and shall not be charged at no more than the rate charged for the individual being replaced. No one person can bill more than the number of Productive Hours (as defined in Exhibit 1) associated with an FTE under the applicable SOW. Further, for Services billed on an hourly or time basis, (i) Company Entities shall only pay for Productive Hours; and (ii) Company Entities shall not pay for duplicate resources (i.e., resources covering the same role or activities) during the transition and turnover of responsibilities. (b) Key Provider Positions. Certain positions shall be designated as “Key Provider Positions” in each SOW. With respect to the individuals assigned to the Key Provider Positions (the “Key Provider Personnel”), each individual shall devote full time and effort to the provision of the Services and be dedicated for at least **** months from the date of assignment. Before assigning an individual to a Key Provider Position, whether as an initial assignment or as a replacement, Provider shall (i) notify Company of the proposed assignment; (ii) introduce the individual to the appropriate representatives of Company; (iii) provide Company with a résumé and any other information regarding the individual that may be reasonably requested by Company; and (iv) obtain Company’s approval for such assignment. Provider shall facilitate the replacement of Key Provider Personnel in such a manner as to assure an orderly succession for any Key Provider Personnel that is replaced. Provider shall only assign an individual to a Key Provider Position that is approved by Company. Provider shall obtain Company’s approval prior to changing or reassigning any Key Provider Personnel expect in case of such Key Provider Personnel’s death, illness, voluntary resignation or termination of the Key Provider Personnel’s services with Provider. 6.4 Assignment to Competitor Accounts. (a) Unless otherwise agreed mutually between the Parties, no Provider Personnel may work on the account of or be involved in marketing for a Company Competitor during the period that such individual is assigned to the Company account or providing services to Company or the Company Entities. (b) Unless otherwise agreed mutually between the Parties, no Key Provider Personnel may provide services to, work on the account of or be involved in the marketing for a Company Competitor for **** months after such individual is no longer assigned to the Company account or providing services to Company or the Company Entities. 6.5 Immigration. The Company Entities shall not be required to participate in any immigration or visa activities. Provider shall, upon Company’s request, verify in writing (and provide reasonable supporting documentation) that all Provider Personnel have valid work authorizations and visas that permit them to perform the Services in the manner and location set forth in the Agreement. Rotations that are to occur in the next rolling **** months require a plan for backfilling the resource. Provider shall notify Company of any changes to the list provided to Company as part of Provider’s semi-annual reporting obligation, including any pending changes that may not be finalized with U.S. Immigration Services. For the purpose of clarification, nothing in this Section shall preclude Company from requesting ad hoc reports regarding the visa status of landed Provider Personnel. Provider’s ability or inability to obtain work authorizations and visas for any Provider Personnel shall not in any way limit or obviate Provider’s obligations to perform the Services and its other obligations under the Agreement. 6.6 Employee Hiring and Communications. (a) Provider and Company agree that Provider shall make offers to hire a select number of Company employees. To the extent such employees accept Provider’s offer of employment, Company agrees to waive any non-competition clause or any other contractual provision which would prevent such employees from being employed by Provider. (b) In no event shall any Company Entity (or any Successor) be required to hire any Provider Personnel, and it is the intent of the Parties that no Provider Personnel automatically transfer to any Company Entity (or any Successor) with respect to any expiration or termination of the Agreement (in whole or in part) without Company’s consent. In the event any of the Provider Personnel transfer to any Company Entity (or a Successor) by Law (automatically or otherwise), the applicable Company Entity (or the Successor) shall have the right to terminate the Provider Personnel within a reasonable period of time and, if so terminated, Provider shall be responsible for (and shall reimburse Company (if paid by a Company Entity) all related compensation and employment termination-related costs and

EXECUTION VERSION 10 expenses (including any severance or redundancy pay) for such personnel resulting from such Provider Personnel’s employment and termination during their employment with the Provider. (c) The Company Entities (and any Successor) shall not have and (Provider shall defend and indemnify the Company Entities and any Successor) any employment liability or Losses whatsoever for any current or former Provider Personnel resulting from such Provider Personnels employment with the Provider, unless and until a Company Entity (or a Successor) elects to hire an individual from the Provider Personnel (or not terminate any individual who is automatically transferred within a reasonable period of time). After the MSA Effective Date, Provider shall execute any amendments to the Agreement or other documents necessary under local Law, to effectuate the terms of this Section 6.6 under local Law. (d) Company shall obtain a release from all Company employees impacted by the transition of Services to Provider. To the extent such employees are not Transferred Personnel, and Company fails to obtain any such release, Company, and not Provider, shall be responsible for any severance owed to such Company employees as a result of a transition of the Services to Provider. 6.7 Designated Individual Checks. Provider, Provider Agents and Provider Personnel performing the Services, regardless of their location, shall be validated by Provider upon assignment as not having been on any of the following lists published and maintained by the government of the United States of persons or entities with whom any U.S. person or entity is prohibited from conducting business: the Denied Persons List, the Unverified List, the Entity List, the Specially Designated Nationals List, the Debarred List, and the Nonproliferation Sanctions Lists, all of which can be accessed from the following website: http://www.bis.doc.gov/complianceandenforcement/liststocheck.htm. Provider shall also conduct an annual review of the lists mentioned above, or more frequently as requested by Company. Provider shall report to Company immediately if it becomes aware that the name of Provider, Provider Agents or any of Provider Personnel is placed on the foregoing lists published by the government of the United States of persons or entities with whom any U.S. person or entity is prohibited from conducting business (or any successor list published by the U.S. Government) and shall immediately, at Provider’s sole expense, remove any such person or entity from performing any Services and as soon as possible replace such person with a person qualified to perform such Services and whose name does not appear on such lists. 6.8 Non-Solicitation. Except as set forth in Section 6.6(a) and Section 25.2(g), during the term of this Agreement and for **** months thereafter, Company shall not directly or indirectly solicit or hire any employees of Provider who provided Services hereunder without the consent of Provider. During the term of the Agreement and for **** months thereafter, Provider may not solicit or hire directly or indirectly solicit or hire any employees of Company without the consent of Company. Notwithstanding anything in the Agreement to the contrary, Company may solicit or hire former Company employees or contractors who were former employees or contractors of Company if (a) such former Company employees or contractors are terminated by the Provider or (b) such former Company employees or individual contractors terminates his or her employment or relationship with Provider without the intention of accepting employment from Company, provided that such solicitation or hiring does not occur until **** months after such former Company employee has resigned or terminated his or her employment relationship with Provider. For the sake of clarity, either Party may, at any time, hire any employee or individual contractor of the other Party that responds to an indirect solicitation placed by the Party without the intention of soliciting the other Party’s employees or individual contractors (e.g., through a newspaper, magazine, or internet advertisement). 7. SITES 7.1 Company Sites. If Provider Personnel are to provide the Services from a Company Site as set forth in the applicable SOW, such Company Sites and the space at such Company Sites shall be made available to Provider on an “as is, where is” basis. Provider shall be responsible for providing all other space and facilities. Provider and all Provider Personnel shall not perform any services other than for Company from or while at a Company Site, nor shall Provider or any Provider Personnel use any assets or resources located at a Company Site and to provide services to Company. 7.2 Provider Sites. A list of the Provider Sites, together with the general scope of the Services provided from each Provider Site, is set forth in the applicable SOW. Provider must obtain Company’s prior approval for any change, relocation or addition to the Provider Sites or the types or allocation of Services provided from a Provider Site. Provider shall relocate the Services from one Provider Site to another Provider Site which shall be mutually discussed and agreed between the Parties. 8. SOFTWARE 8.1 Responsibility for Software.

EXECUTION VERSION 11 (a) Provider shall have operational, administrative, financial and maintenance responsibility for all Provider Software. Provider shall have responsibility for the Company Software as set forth in applicable SOW or Project Order and otherwise in the Agreement. As part of the Services, Provider shall be responsible for (including any claims arising from or relating to) (i) the Provider Software (which includes the Provider Tools) and third party services (including maintenance services) for the Provider Software; and (ii) the performance of the third party providers of the Provider Software and third party services (including maintenance services) for the Provider Software. Provider shall be responsible for meeting the Service Levels with respect to the Provider Software, including responding to and resolving all incidents and problems. Provider shall comply with the duties imposed by the licenses and support agreements for all (1) Provider Software and (2) Company Software to the extent Provider has received copies of such licenses or support agreements or received written directions from Company, including those duties that Provider given its substantial experience with regard to software licensing and support, should reasonably anticipate or have knowledge of with respect to the Company Software. (b) Provider shall list expressly in the applicable SOW any Company Software for which Provider may require a license under Company’s third-party software license, together with the number of licenses that Provider requires. To the extent new, amended or additional licenses for Company Software, including the Company Software listed in the applicable SOW, are required by Provider to perform the Services to allow for new or additional seats, locations, upgrades or platforms, Provider shall (i) be responsible for complying with such licenses and associated support agreements as are required for Provider Personnel’s use of such Company Software to the extent the same is furnished by the Company and accepted by the Provider; and (ii) have financial responsibility for the financial costs of such licenses, and the prorated allocation of support costs, provided the same is agreed under the SOW. Provider shall keep the Software and other technologies provided by Provider and Provider Agents in performing the Services current to operate with Company Software and other technologies. 8.2 Introduction of New Software. Provider shall not use or introduce (and shall cause Provider Agents not to use or introduce) new Software in connection with the provision of the Services without prior notice to Company; provided that Company shall have approval rights over such new Software only to the extent the use of such Software (a) does not comply with Company architecture standards or product requirements; or (b) has any adverse cost, performance, integration, conversion, process, security or functionality impacts. 8.3 Software Upgrades, New Releases and Versions. (a) As part of the Services as agreed in the applicable SOW, Provider is responsible for the testing, roll-out, installation and implementation of all upgrades, new releases, versions and fixes of Provider Software and the Company Software (including upgrades, new releases, versions and fixes provided as part of the maintenance support included in any third-party vendor’s charges or otherwise); provided, that, Company may elect not to have an upgrade, new release or version implemented. To the extent Company elects to delay the implementation of an upgrade, new release or version for an extended period of time and as a result the effort to install such upgrade, new release or version is once Company elects to implement it, the Parties shall address additional costs associated with the implementation of such upgrade, new release or version through the Change Control Procedures as described in Exhibit 7. This roll-out and implementation shall be performed by Provider as reasonably directed by Company (and may or may not be at the same time as hardware refreshes). Provider shall provide Company with the results of its testing and evaluation of such upgrade, new release or version and shall not install such upgrade, new release or version of Provider Software if directed not to do so by Company. Provider shall not install new versions or releases of Provider Software or make other Provider Software changes if doing so would require Company to install upgrades or new releases of, replace or make other changes to Company Software, or require Company to acquire new Equipment or upgrade then-current Equipment for which Company is financially responsible, without Company’s consent. (b) Company shall have the right, but not the obligation, to install upgrades or new releases of, replace or make other changes to Company Software. To the extent Provider is responsible for maintaining any such Company Software under the Agreement, Provider shall maintain the versions of Company Software as directed by Company. During the MSA Term and any Termination Assistance Period, Provider shall use Provider Software that is compatible with and interoperable with the Company Software and Company Equipment unless Company expressly consents to any deviation from the foregoing. (c) Provider shall ensure that, in providing the Services, it does not by any act or omission adversely affect or alter the operation, functionality or technical environment of Software, Equipment and processes used by or on behalf of the Company Entities in connection with their respective businesses without the consent of Company.

EXECUTION VERSION 12 8.4 Provider Tools. Provider shall use the tools listed in the applicable SOW in connection with the provision of the Services (the “Provider Tools”). Provider shall implement and fully configure the Provider Tools as agreed in the SOW. Provider shall have financial, management and operational responsibility for the provision, maintenance and upgrade of the Provider Tools as part of the Services. 8.5 Certain Software Requirements. (a) As Provider makes changes to the Software as part of the Services with respect to the instance used and operated for Company in connection with the Services (each such modification, a “Software Deliverable”), Provider shall make the following available at Company’s request: (i) all source code and object code in respect of the Software Deliverable; (ii) full details of the Software Deliverable, including full name and version details, the type of media on which the Software Deliverable is provided, any backup command or Software used to create the Software Deliverable, any compression used on the Software Deliverable, any archive hardware used in relation to the Software Deliverable and details of the operating system on which the Software Deliverable runs; (iii) any password and encryption details necessary to access the source code to the Software Deliverable that Provider is required to provide under this Section 8.5; (iv) a directory listing of the media on which the Software Deliverable is provided; (v) documentation in respect of the Software Deliverable, including module names and functionality; and (vi) the name and contact details of Provider Personnel who Company may contact if it has any queries regarding the Software Deliverable. 8.6 Data Lines. Provider shall have all responsibility (including administrative and financial responsibility) for the connectivity and circuits (including all bandwidth, size and redundancy thereof) (a) between the Provider Sites; and (b) from the Provider Sites to and from the Company Sites. Provider shall ensure that all connectivity and circuits are consistent with Company’s architecture requirements. In order to ensure seamless integration, the Company shall promptly provide the Company with all relevant documentation and architecture information pertaining to its existing connectivity arrangements. For the sake of clarity Provider's responsibility does not extend to the pre-existing connectivity of the Company and its affiliated entities, ensuring a clear demarcation of obligations. 8.7 Property of Company in Provider’s Possession. Provider may have property of the Company Entities or Company Agents in its possession or the possession of Provider Agents. Provider shall retain the property of the Company Entities and Company Agents and shall exercise appropriate care toward it to protect against damage, destruction, loss, unauthorized use, or unauthorized disclosure, but in no event shall Provider exercise a lower degree of care in safeguarding such property than Provider uses in safeguarding its own property of a similar nature. Provider shall promptly notify Company of any loss or damage to the property of the Company Entities or Company Agents in the possession of Provider or Provider Agents. Provider shall not (and shall cause Provider Agents not to) dispose of such property nor transfer possession of it to anyone else except in accordance with the Agreement. Provider shall follow Company’s written instructions for disposition of any of the property of the Company Entities or the Company Agents in the possession of Provider or Provider Agents. If Company does not furnish written instructions for the disposition of its property within a reasonable period of time after expiration or termination of the applicable SOW, Provider shall deliver to Company all such. 9. FEES, INVOICING & PAYMENT 9.1 General. For the Services to be provided under the Agreement, Company shall be subject to charges only as specified in the applicable SOW. Except as expressly set forth in the Agreement, there shall be no charges or fees payable by any Company Entity in respect of Provider’s performance of its obligations pursuant to the Agreement. Company shall have the right to approve any amounts invoiced on a pass-through basis, including the rate structure and pricing applicable to such amounts. 9.2 Expenses. Unless expressly provided otherwise in the applicable SOW, all expenses incurred by Provider in performing the Services (including travel and travel-related expenses, document reproduction and shipping, and long-distance telephone) shall be included in the charges and rates set forth in the Agreement. Accordingly, these expenses shall not be separately reimbursable by Company unless approved by Company and incurred in accordance with Company’s reimbursement policy. All actual, reasonable and necessary expenses that Company agrees to separately reimburse Provider shall be on a pass-through basis with no mark-up, incurred in accordance with Company’s expense policy and preapproved by Company in writing in all instances. 9.3 Resource Reprioritization. Company may reprioritize or reset the schedule for Services to be performed by Provider Personnel. Unless otherwise agreed by Company, no charge to the Company Entities shall apply for the performance of such Services by Provider Personnel. Provider shall use commercially reasonable efforts to perform such Services without

EXECUTION VERSION 13 impacting the established schedule for other tasks or the performance of the Services in accordance with the Service Levels. If it is not possible to avoid such an impact, Provider shall notify Company of the anticipated impact and obtain its consent prior to proceeding with such Services. Company, in its sole discretion, may forego or delay such Services or temporarily adjust the Services to be performed by Provider, the schedules associated therewith or the Service Levels to permit the performance by Provider of such Services. 9.4 Taxes. “Tax” or “Taxes” means all taxes, levies or other like assessments, charges or fees, including income, gross receipts, excise, ad valorem, property, goods and services, value added (“VAT”), import, export, sales, use, license, payroll, franchise and privilege taxes or other taxes, fees, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts, imposed by the United States, or any state, county, local or foreign government or subdivision or agency thereof. “Income Tax” or “Income Taxes” means all Taxes based upon or measured by income over a period of time or its net equity position at a particular time. “Transfer Tax” or “Transfer Taxes” means all U.S. services, sales and use Taxes arising in connection with a particular transfer of property, goods or services. “Property Tax” or “Property Taxes” means real and personal property ad valorem Taxes and any other Taxes imposed on a periodic basis and measured by the value of any item. “Provider Tax” or “Provider Taxes” means all import, export, withholding and similar Taxes. (a) Each Party shall be responsible for its own Property Taxes on property it owns or leases. Each Party shall be responsible for its own Income Taxes on its business and, except as otherwise provided in this Section 9.4, any other Taxes incurred by such Party in connection with its business. (b) Company shall be responsible for any Transfer Taxes properly chargeable to it under applicable Law with respect to the receipt of the Services provided pursuant to the terms of the Agreement by Provider (making a direct supply). If and to the extent any Transfer Tax is reduced or eliminated during the MSA Term or any Termination Assistance Period, Company shall only be responsible for such reduced Transfer Tax. For the avoidance of doubt, Provider shall be responsible for any Transfer Tax payable by Provider on goods or services used or consumed by Provider in providing the Services where the tax is imposed on Provider’s acquisition or use of these goods or services. (c) If any Tax authority refunds any Transfer Tax to Provider that Company originally paid to Provider in accordance with this Section 9.4, or Provider otherwise becomes aware that any such Transfer Tax was incorrectly and/or erroneously collected from Company, or Provider otherwise receives an economic benefit (such as an audit offset) as the result of incorrectly and/or erroneously receiving such collected Transfer Taxes from Company, then Provider shall remit to Company the amount of the refund or Tax erroneously or incorrectly collected, plus any Interest accrued. Provider shall promptly remit such amount to Company following the later of (i) Provider’s receipt of such amount from the relevant Tax authority; and (ii) full and final settlement of such audit determination by and between Provider and the relevant Tax authority. (d) If payment of any amount of the Fees becomes subject to withholding of Taxes on sums due to Provider by Company, Company shall be authorized to withhold such Taxes as are required under applicable Law to be withheld and pay over to any Tax authority any such amounts required to be so withheld and paid over. Company shall notify Provider in writing, prior to deducting any taxes and also give an opportunity to produce documents which shall lower the applicable tax rates for tax deduction. Company shall provide Provider with the appropriate certificate(s) from the relevant Tax authorities confirming the amount of the withholding Taxes borne by Provider and paid over by Company in accordance with this Section 9.4. (e) Any Transfer Taxes assessed on the provision of the Services for a particular site resulting from Provider’s relocating or rerouting the delivery of Services for Provider’s convenience to, from or through a location other than the Provider location used to provide the Services as of the MSA Effective Date shall be borne by Provider, but only to the extent that they exceed the Transfer Taxes that otherwise would be payable by Company on the provision of the Services to, from or through the Provider location used to provide the Services as of the MSA Effective Date. (f) Provider shall clearly itemize on each invoice all Transfer Taxes and/or Transfer Tax credits due or owed by or to Company. Provider shall be responsible for all Provider Taxes. The calculation of Taxes shall not include, and Company shall not pay, any Taxes that are related to intracorporate transfers or intermediate supplies of the Services within Provider’s corporate family (including any Affiliates) or by or among Provider and any Provider Agents.

EXECUTION VERSION 14 Provider shall be responsible for any Taxes imposed by taxing or other Governmental Authorities in India relating to or arising from the Services, and in no event shall Company be liable for any such amounts. (g) The Parties agree to fully cooperate with each other to enable each Party to more accurately determine its own Tax liability and to minimize such liability and the Tax liability of the other Party to the extent legally permissible and administratively reasonable, provided always that this does not result in material costs (including additional Taxes) for the other Party. Each Party shall provide and make available to the other any exemption certificates, resale certificates, information forms regarding out-of-state or out-of-country sales or use of equipment, materials or Services and other information reasonably requested by the other Party. Each Party shall notify the other within a reasonable amount of time, and coordinate with the other on the response to and settlement, of any claim for Taxes asserted by applicable Tax authorities for which such other Party is responsible hereunder. If a situation occurs where Provider wishes to back bill Company for Transfer Taxes incurred pursuant to any audit, notice or assessment for which Company is obligated to pay under the Agreement, Provider agrees to make every good-faith effort to timely notify Company of its intent to exercise said right; provided that in no event shall Company (or any of the Company Entities) pay or be liable for any penalties or interest. 10. INVOICE AND PAYMENT 10.1 Invoicing. (a) Provider shall invoice Company for the amounts due under the Agreement in the specific currency stated in the applicable SOW. Provider shall bear all inflation risk and currency fluctuation risk, except as expressly stated otherwise in the applicable SOW. Provider shall invoice Company for the amounts due under the Agreement on a monthly basis in arrears, except as expressly stated otherwise in the applicable SOW. (b) Company shall pay undisputed properly submitted invoiced amounts in accordance with the applicable SOW within **** days after the receipt of invoice by Company or the Company Entity designated by Company. Company shall not pay any invoices issued by Provider or any third party more than **** days after the date that the Services that are the subject of the invoice should have been invoiced or, if no date is applicable, **** days after the provision of the Services. Company shall pay invoices using electronic funds transfer (EFT) or any other method Company shall deem suitable. Any payments paid via EFT or the ACH system by Company are deemed paid as of the date Company initiates the payment. 10.2 Rights of Set-Off. The right of Provider to any payment provided for under the Agreement may, at the election of Company, be subject to any abatement, reduction, set-off, defense, counterclaim or recoupment of any amount due by reason of any past and then-present claims of any Company Entity or End User against Provider under the Agreement, upon written notice to Provider, unless prohibited by Law. 10.3 Disputed Fees. (a) Company shall have the right to deduct from amounts owed by Company or the Company Entities to Provider amounts that Provider is obligated to pay to or credit to Company or the Company Entities under the Agreement. Company may withhold against any invoices, any amounts or Fees that Company disputes in good faith. If any amount on any invoice is reasonably disputed by Company, Company may elect to return the invoice unpaid or pay only the undisputed portion. Any dispute regarding an invoice shall be resolved in accordance with dispute resolution process set forth in Section 30.1. (b) If Company has disputed all or a portion of an invoice in accordance with the Agreement, the Parties will negotiate a resolution during which both Parties will have members of senior management meaningfully engaged in the dispute resolution process. If the dispute remains unresolved for a period of **** days from the first date when the disputed payment was due and the cumulative value of all disputes exceeds **** months average of all invoices raised in the prior **** month period, the Parties shall refer such dispute to mediation. If the mediator does not issue a resolution to the dispute within **** days from the date that the dispute is submitted to mediation, Provider may, upon **** days’ written notice to Company terminate the Agreement, provided that (i) the mediator does not issue a resolution within such **** day period or (ii) Company does not agree to pay the amount in dispute pending the resolution of such dispute. Any such mediation conducted under this Section 10.3(b) shall be conducted at a location agreed to by the Parties in New York, New York, using a mediator agreed to by the Parties. For the avoidance of doubt, in no event shall any termination by Provider under this Section 10.3(b) relieve Provider of its obligation to provide Termination Assistance in accordance with Article 25. 11. AUDIT The audit requirements are set forth in Exhibit 10.

EXECUTION VERSION 15 12. SECURITY AND CONFIDENTIALITY 12.1 Confidentiality. (a) In addition to its other obligations under the Agreement, Provider shall use reasonable methods, at least as substantial as the methods it uses to protect its own confidential information, data and materials of a similar nature, to maintain and cause its employees to maintain the confidentiality of Company Confidential Information. Provider shall not disclose, publish, release, transfer or otherwise make available Company Confidential Information in any form to, or for the use or benefit of, any person or entity without Company’s consent. Notwithstanding the foregoing, Provider shall be permitted to disclose relevant aspects of the Company Confidential Information to its officers, directors, auditors, professional advisors, Permitted Subcontractors and employees, only to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations, or exercise of its rights, under the Agreement; provided, that, Provider shall take all reasonable measures to ensure that Company Confidential Information is not further disclosed or duplicated in contravention of the provisions of the Agreement by such officers, directors, auditors, professional advisors, Permitted Subcontractors and employees. (b) Company shall use reasonable methods, at least as substantial as the methods it uses to protect its own confidential information, data and materials of a similar nature, to maintain and cause its employees to maintain the confidentiality of Provider Confidential Information. Company shall not disclose, publish, release, transfer or otherwise make available Provider Confidential Information in any form to, or for the use or benefit of, any person or entity without Provider’s consent. Notwithstanding the foregoing, Company shall be permitted to disclose relevant aspects of the Provider Confidential Information to its officers, directors, agents, auditors, professional advisors, service providers, subcontractors and employees, including for compliance with Laws, only to the extent that such disclosure is reasonably necessary for the performance of its duties and obligations or in connection with the receipt of the Services, or exercise of its rights, under the Agreement; provided, that, Company shall take reasonable measures so that Provider Confidential Information is not further disclosed or duplicated in contravention of the provisions of the Agreement by such officers, directors, agents, auditors, professional advisors, service providers, subcontractors and employees. (c) The obligations in this Section 12.1 shall not restrict any disclosure required pursuant to any Law (provided that (i) each the receiving Party shall give reasonable and prompt advance notice of such disclosure requirement to the disclosing Party and give the disclosing Party the reasonable opportunity to object to and contest such disclosure; and (ii) the receiving Party shall use reasonable efforts to secure confidential treatment of any such information that is required to be disclosed and limit any disclosure to the minimum required by Law). 12.2 No Breach by Exercise of License Rights. Nothing contained in this Article 12 is intended nor anything herein shall be construed as restricting either Party from exercising the rights and licenses granted to such party under the Agreement, and any such use, copying or disclosure made by a Party in exercise of such Party’s license rights, subject to the restrictions applicable to the license, shall not be considered a breach of this Article 12. 12.3 Company Data. As between Company and Provider, all Company Data is, or shall be, and shall remain the property of Company and shall be deemed Company Confidential Information. Without Company’s approval (in its sole discretion), the Company Data shall not be (a) used by Provider other than as necessary for Provider’s performance under the Agreement and solely in connection with providing the Services and the performance of Provider’s obligations under the Agreement; (b) disclosed, sold, assigned, leased or otherwise provided to third parties by Provider; or (c) commercially exploited by or on behalf of Provider. Provider shall not possess or assert Encumbrances or other rights in or to the Company Data. It is not the intent of the Parties for Provider to use or receive any benefit from the Company Data. Provider hereby irrevocably and perpetually assigns, transfers and conveys to Company without further consideration all of its right, title and interest in and to the Company Data. Without in any way limiting the foregoing, the Parties agree that Provider is a “Provider” under the California Consumer Privacy Act, Cal. Civ. Code §§ 1798.100, et seq. and § 1798.140(v), and that nothing about the Agreement or the Services involves a “selling” or a “sale” of Company Data under Cal. Civ. Code § 1798.140(t)(1). 12.4 Correction of Errors. In addition to Provider’s other correction and remediation obligations under the Agreement, as part of the Services, Provider shall promptly correct, at no additional charge or cost to the Company Entities any errors or inaccuracies in Company Data produced by Provider as a part of the Services and the reports delivered and Services performed under the Agreement, promptly following discovery of such errors or inaccuracies, to the extent caused by Provider or Provider Agents; provided that the foregoing shall not be deemed to extend any applicable Warranty Period. 12.5 Return and Backup of Data.

EXECUTION VERSION 16 (a) As part of the Services, Provider shall deliver or cause to be delivered to Company or its designee all Company Data (including documents prepared for Company under the terms of the Agreement) in the possession or under the control of Provider or Provider Agents upon demand or upon termination or completion of the Services, in whole or in part, under the Agreement. Provider shall deliver such Company Data in the format and on the media reasonably requested by Company. Provider shall maintain and retain all Company Data in the possession or under the control of Provider or Provider Agents in compliance with Company’s record retention policies during the MSA Term and, upon the end of the last Termination Assistance Period subject to Exhibit 6, return or destroy all Company Data then in its custody at Company’s direction. Subject to Exhibit 6, Provider may dispose of such documents following the expiration of the required retention period in accordance with Company’s then-current disposal procedures; provided that Provider provides Company with at least 30 days’ prior notice of such disposal. (b) As part of the Services, Provider shall assist the Company Entities as reasonably requested by Company in meeting the Company Entities’ legal obligations with respect to the retention of records in Provider’s control. Upon request by Company at any time during the MSA Term and upon expiration or termination of the Agreement (or at the end of the Termination Assistance Period if directed by Company), Provider shall at no charge to the Company Entities (i) promptly return to Company, in the format and on the media requested by Company, all or any part of the Company Data; and (ii) erase or destroy all or any part of the Company Data in Provider’s possession, in each case to the extent so requested and directed by Company. Any archival media, including tapes and disk units, containing Company Data shall be used by Provider solely for backup purposes and exclusively contain Company Data. Storage of such media shall be in a manner approved by Company. 12.6 Reconstruction. Provider shall be responsible for developing and maintaining procedures for the reconstruction of lost Company Data with respect to such data under Provider’s possession or under Provider’s control; provided, however, if the standards, policies and procedures set forth in Exhibit 6 contain procedures for the reconstruction of such data, Provider shall abide by such standards, policies and procedures set forth in Exhibit 6. Provider shall correct, at Company’s request and sole discretion and at no charge to the Company Entities, any destruction, loss or alteration of any Company Data caused by Provider or any Provider Personnel or in the possession of or under the control of Provider, Provider Agents or Provider Personnel. 12.7 Company Access. Company shall have unrestricted access to, and the right to review and retain the entirety of, all computer or other files containing Company Data in the possession or under the control of Provider or Provider Agents. At no time shall any of such files or other materials or information be stored or held in a form or manner not reasonably accessible to Company. Except as specifically set forth in the Agreement, Provider shall have no implied right to access any data files, directories of files or other Company Confidential Information and shall access and/or use such files and Company Confidential Information only as and to the extent necessary to perform the Services that are the subject of the Agreement. Upon request of representatives of Company authorized by Company, Provider shall promptly provide to Company all passwords, codes, comments, keys and documentation and the locations of any such files and other materials, including equipment and software keys and such information as to format, encryption (if any) and any other specification or information necessary for Company to retrieve, read, revise and/or maintain such files and information. 12.8 Attorney-Client Privilege and Attorney Work Product. Provider recognizes that it may obtain access to client documents, information, data and databases created by and for the Company Entities and associated communications that are confidential attorney work product or subject to the attorney-client privilege (such documents, data, information and communications, collectively, “Privileged Material”). Provider shall keep confidential and not reveal to any third parties any Privileged Material, including any Privileged Material (a) marked with the words “privileged,” “attorney-client privilege,” “prepared at the direction of counsel,” “attorney work product” or words of similar import; or (b) designated by Company to Provider as being subject to the attorney-client privilege or confidential attorney work product. Provider shall institute adequate safeguards to prevent the unintentional disclosure of Privileged Material to third parties. The only Provider Personnel who may have access to Privileged Material shall be those for whom such access is necessary for the purpose of providing Services as provided in the Agreement. Provider recognizes that Privileged Material has been prepared in anticipation of litigation and that Provider is performing the Services in respect of the Privileged Material as an agent of Company, and that all matters related thereto are protected from disclosure by applicable Law. Should Provider ever be notified of any judicial or other proceeding seeking to obtain access to Privileged Material, Provider shall (i) immediately notify Company; (ii) take such reasonable actions as may be specified by Company to resist providing such access; and (iii) if such access cannot be resisted, then only permit access to the extent required by Law. 12.9 Unauthorized Acts. Provider shall: (a) notify Company immediately upon its becoming aware of any unauthorized possession, use, or knowledge of any Company Confidential Information by any person, any attempt by any person to gain possession of Company Confidential Information without authorization, or any attempt to use or acquire knowledge of any Company Confidential Information without authorization, or any breach of a subcontractor confidentiality agreement

EXECUTION VERSION 17 (collectively, “Unauthorized Access”); (b) promptly furnish full details of the Unauthorized Access and use reasonable efforts to assist Company in investigating or preventing the reoccurrence of any Unauthorized Access; (c) cooperate with Company in any litigation against and investigation of third parties deemed reasonably necessary by such Party to protect its proprietary rights; and (d) promptly take all reasonable actions necessary to prevent a reoccurrence of any such Unauthorized Access. 12.10 Confidential Agreement. The Agreement, including the terms of the Agreement, is Company Confidential Information. For the avoidance of doubt, Company may disclose the Agreement (or relevant portions hereof) to (a) the Company Entities, Company Agents, End Users and Company IT Environment Providers; (b) a benchmarker in connection with a benchmarking, a third-party auditor in connection with an audit, and other service providers in connection with re-sourcing or outsourcing the Services to other service providers; or (c) a third party in connection with a potential or actual merger, acquisition, divestiture or other activity that may result in a Change of Control of Company or any of the Company Entities. In no event may the Agreement be reproduced or copies shown to any third parties by Provider without the consent of Company, except as may be necessary by reason of legal, accounting or regulatory requirements of Provider, as the case may be, or to obtain legal, accounting or other advice in connection with the Agreement, in which event Provider agrees to exercise reasonable diligence in limiting such disclosure to the minimum necessary under the particular circumstances and cause anyone to whom Provider provides the Agreement to keep it confidential in accordance with the provisions of the Agreement. Neither Party is permitted to issue any press release, distribute any advertising, or make any public announcement concerning the Agreement or its business relationship with the other Party without the other Party’s consent. 12.11 Disclosure. Notwithstanding the confidentiality, nondisclosure and proprietary rights provisions of the Agreement, each Party acknowledges and agrees that the other Party has the right to file a copy of, and/or disclose, all or part of the Agreement and related documents and information, including performance reports and fees and invoicing, as may be required or requested by its regulators and auditors. 13. COMPLIANCE 13.1 Provider Laws. “Provider Laws” mean (a) Laws that generally pertain to the operation of the business of Provider and Provider Agents in any jurisdiction where Provider does business, including Laws relating to the employment or engagement of Provider Personnel, (b) privacy Laws applicable to Provider as the processor of Company Data, (c) import/export related Laws and (d) Laws generally applicable to the Services. Provider is responsible for monitoring and complying with all Provider Laws. Provider is responsible for the personnel and asset costs associated with implementing changes to comply with the Provider Laws and changes to such Provider Laws after the MSA Effective Date. Provider shall be responsible for any fines or penalties imposed on Provider or any Company Entities resulting from Provider’s failure to comply with Provider Laws. Provider shall notify Company promptly of such noncompliance upon learning thereof and shall work expeditiously to remedy such non-compliance upon receipt of Company’s approval. Provider shall obtain and maintain any license, consent, permit, establishment registration, approval or authorization of any person or entity that is a Governmental Authority, or any notice to any person or entity that is a Governmental Authority, the granting of which is required by Law in order for Provider to commence or complete the Services or as required under a Provider Law (the “Governmental Approvals”). Upon termination or expiration of the Agreement, to the extent permitted by applicable Law, Provider shall transfer all Governmental Approvals to Company if applicable. Where such transfer is not permitted by applicable Law, Provider shall assist Company or its new service provider, as applicable, in filing for the Governmental Approvals. 13.2 Offshore Requirements. Notwithstanding anything to the contrary herein, Provider shall be responsible for monitoring and complying with Provider Laws (including changes thereto), including all Laws relating to licensing, import-export, privacy, data flows, technology transfers (but excluding tax Laws), applicable to the performance or receipt of the Services from the Provider Sites outside of the United States or Germany. All costs relating to the compliance with such Provider Laws shall be paid by Provider. Company shall provide reasonable assistance to Provider in connection with such compliance as requested by Provider. 13.3 Changes. Provider shall identify the impact of such Laws and changes in Laws on Provider’s performance and help Company identify the impact on Company’s receipt of such Services. Provider shall be responsible for implementing any necessary modifications to the Services that are its responsibility (a) prior to the deadline imposed by the Governmental Authority (in consultation with Company) having jurisdiction for such requirement or change; or (b) within a reasonable time frame agreed upon by Company for changes required by Provider Laws. Provider shall not make any changes pursuant to this Section without complying with the Change Control Procedures; provided that, for the avoidance of doubt, Provider shall be responsible for the costs of changes relating to Provider Laws. 13.4 Import and Export. Provider shall not import or export or re-export any such items or any direct product thereof or undertake any action in violation of any Laws. Provider shall comply with all U.S. or other export and import Laws and

EXECUTION VERSION 18 restrictions (the “Control Laws”) applicable to any commodities, software or technology provided or disclosed in connection with any Services, Software, Deliverables, activity, delivery or development hereunder, including any restrictions on the exposure or release of technical data, software source code or other information (“Information”) to any non-U.S. national Provider Personnel whether located within or outside of the United States. Provider shall implement and maintain appropriate technology control programs and procedures compliant with the Control Laws to prevent the unauthorized exposure or release of such Information. Provider shall advise Company immediately of any violation of a Control Law, cooperate with Company in any investigation thereof and take any measures Company reasonably may request to rectify or address such violation. 14. PROPRIETARY RIGHTS 14.1 Retained Rights. All worldwide Intellectual Property Rights in and to the Company Pre-Existing Intellectual Property shall belong exclusively to Company perpetually. Provider hereby assigns, transfers and conveys irrevocably and perpetually to Company all of its worldwide Intellectual Property Rights in and to any and all Company Pre-Existing Intellectual Property. Provider hereby waives to the extent permitted by Law any and all of its rights relating to certain “moral rights” that Provider may have in any Company Pre-Existing Intellectual Property, and other rights that Provider may have in certain resale proceeds of any Company Pre-Existing Intellectual Property that may be deemed to be literary works. All worldwide Intellectual Property Rights in and to all Provider Pre-Existing Intellectual Property shall belong exclusively to Provider (or Provider’s licensors as applicable under Provider’s third-party agreements) perpetually. Company hereby assigns, transfers and conveys irrevocably and perpetually to Provider all of its worldwide Intellectual Property Rights in and to any and all Provider Pre-Existing Intellectual Property. Company hereby waives to the extent permitted by Law any and all of its rights relating to certain “moral rights” that Company may have in any Provider Pre-Existing Intellectual Property, and other rights that Company may have in certain resale proceeds of any Provider Pre-Existing Intellectual Property that may be deemed to be literary works. 14.2 Obligations for Use of Provider Software. Prior to using any Provider Software that runs on any Company Systems, runs in a dedicated Company environment or is embedded in or integrated with any Company Systems or Company environments, Provider shall: (a) Identify such Provider Software to Company for Company’s approval of such Provider Software (including ongoing license and maintenance costs if assigned to Company). As part of the approval process, Provider shall identify which Provider Software that is licensed on a perpetual basis and Provider Software that is licensed only for the duration of an SOW Term (“Provider Term Software”). Certain Provider Software shall be listed in the applicable SOW. If Provider does not obtain Company’s approval and uses Provider Software, then Provider shall provide to the Licensed Company Entities a perpetual, unlimited, irrevocable, nonexclusive, worldwide, royalty-free, fully paid-up, transferable to Use such Provider Software (and to grant to agents of the Licensed Company Entities and third parties to Use such Provider Software) for continuation of the Services or replacement services and obtain ongoing maintenance and support or, at Company’s option, provide functionally equivalent Software (provided that Provider is responsible for the replacement costs and such replacement shall not cause disruption to the businesses of the Company Entities). It is Provider’s obligation to ensure that the applicable SOW is updated, approved by Company and properly amended. If Company approves the use of Provider Term Software, Company agrees that any such Provider Term Software shall no longer be used or accessed by Company follow the applicable SOW Term (including any applicable Termination Assistance Period), unless the Parties agree to a separate license agreement regarding Company’s use of any such Provider Term Software. (b) With respect to Provider Third-Party Software, Provider shall take commercially reasonable efforts to obtain from the applicable vendor the right to assign to Company or Successor , the applicable Software license and associated maintenance agreement at no additional cost, provided that if Provider is unable to obtain such right, Provider shall notify Company of the cost of obtaining such right (including assignment or transfer costs and ongoing costs) or obtaining a separate license to such Software and obtain Company’s approval of such costs prior to any Use of the Software in connection with the Services. (c) Upon Company’s request, Provider shall provide Company with a list of all Provider Software being used to provide the Services as of the date of such request, including the type of license, the length of any warranty and the type and cost of any maintenance. 14.3 Ownership of Company New Intellectual Property. Company shall own perpetually all right, title and interest in and to, together with any and all Intellectual Property Rights, inherent in and appurtenant to (and subject to Provider’s ownership of any Provider Pre-Existing Intellectual Property): (a) all Deliverables, and all (i) all training materials and documentation; (ii) reports; (iii) manuals (including the Procedures Manual and any training manuals); (iv) APIs, integrations, scripts and interfaces; (v) knowledge bases

EXECUTION VERSION 19 that contain Company Data or data relating to the Services; and (vi) configurations, specifications, hierarchies and organizational schemes that relate to Company Systems. With respect to any Provider Pre-Existing Intellectual Property embedded in Deliverables and any of the other items in this Section 14.3(a), and for so long as such Provider Pre-Existing Intellectual Property remains embedded in Deliverables or any of the other items in this Section 14.3(a) and is not separately commercially exploited (provided that Provider obtained Company’s approval of the Use of such Provider Pre-Existing Intellectual Property in advance), Provider hereby grants to the Licensed Company Entities a perpetual, unlimited, irrevocable, nonexclusive, worldwide, royalty-free, fully paid-up, transferable license to Use (and to grant to agents of the Licensed Company Entities and third parties to Use solely for the benefit of the Licensed Company Entities’ business operations) such Provider Pre-Existing Intellectual Property only as long as it is embedded and forms a part of a Deliverable and is not used on a stand-alone basis; (b) all modifications, enhancements, adaptations or derivative works of or derived from or based on Company Pre- Existing Intellectual Property, Company Software or other Company New Intellectual Property made by Provider or Provider Agents in the course of providing the Services; and (c) Intellectual Property (including modifications, enhancements or adaptations of Provider Intellectual Property) created or developed by Provider or Provider Agents in the course of providing the Services to the extent derived from, based on or containing Company Data, Company Confidential Information or Company Intellectual Property; ((a) through (c) collectively, “Company New Intellectual Property”). Provider hereby assigns, transfers and conveys irrevocably and perpetually to Company all of its worldwide right, title and interest in and to, together with any and all Intellectual Property Rights inherent in and appurtenant to, any and all Company New Intellectual Property. Provider hereby waives to the extent permitted by Law any and all of its rights relating to certain “moral rights” that Provider may have in any Company New Intellectual Property and other rights that Provider may have in certain resale proceeds of any Company New Intellectual Property that may be deemed to be literary works. 14.4 Ownership of Provider New Intellectual Property. Subject to Company’s ownership of Company Data and Company Confidential Information contained therein and to the extent not covered by Section 14.3, Provider shall own: (a) all work product that is developed by Provider or Provider Agents in the provision of any Services (provided that if Provider Software is licensed under a separate agreement and such separate agreement has terms that expressly state that Company owns modifications or enhancements to such Provider Intellectual Property, then such different terms shall prevail); and (b) all modifications, enhancements, adaptations or derivative works of or derived from or based on Provider Intellectual Property made by Provider or Provider Agents in the course of providing the Services not covered by Section 14.3(b) above ((a) through (b) collectively, “Provider New Intellectual Property”). 14.5 License Grant to Provider During the MSA Term and Termination Assistance Period. (a) Subject to Provider’s obtaining the applicable consents and complying with the terms of any applicable third-party agreements, Company hereby grants to Provider (and, to the extent necessary for Provider to provide the Services, to Permitted Subcontractors) a worldwide, nonexclusive, nontransferable, limited license to or right to Use, as applicable, the Company Pre-Existing Intellectual Property, Company Software (up to the license limits set forth in the applicable SOW) and the Company New Intellectual Property during the MSA Term and any Termination Assistance Period. Any such license rights are granted solely as necessary for Provider’s performance of Services in accordance with the provisions of the Agreement. (b) Except as expressly provided in Section 14.5(a) with respect to Permitted Subcontractors, Provider may not sublicense, assign, lease or otherwise transfer, distribute or exploit any of the Company Intellectual Property or any of the license rights granted to it under Section 14.5(a) to an Affiliate of Provider or any third party, whether directly, indirectly or by operation of Law, including by merger, stock transfer, or otherwise. (c) All Company Intellectual Property constitutes Company Confidential Information and may contain valuable trade secrets of Company. As such, Provider shall keep all Company Intellectual Property confidential in accordance with the provisions of Article 12. 14.6 License Grant to Company. (a) Provider hereby grants to the Licensed Company Entities a nonexclusive, royalty-free, worldwide license to Use the Provider Intellectual Property as necessary for the Licensed Company Entities to Use or receive the Services and Deliverables from Provider ( and to sublicense to agents of the Licensed Company Entities to Use such Provider Intellectual Property) during the MSA Term and any Termination Assistance Period(s).

EXECUTION VERSION 20 (b) Subject to Section 14.2(a) (with respect to Provider Term Software) Provider hereby grants to the Licensed Company Entities a perpetual, unlimited, irrevocable, nonexclusive, worldwide, royalty-free, fully paid-up, transferable license to Use (and to sublicense to agents of the Licensed Company Entities to Use) any Provider Intellectual Property that (i) is embedded in or integrated with Company Intellectual Property and the business (including business processes) of the Licensed Company Entities or Company Intellectual Property; or (ii) is embedded in or integrated with or otherwise necessary for the Use or maintenance of the Company New Intellectual Property (including the Deliverables) (including any modifications, enhancements, adaptations or derivative works thereof, and any portion of the foregoing). 14.7 Third-Party Use. All licenses granted in the Agreement by or on behalf of Provider (including through Provider Agents) to Company with respect to Provider Intellectual Property, except Provider Proprietary Tools, shall include the right to allow Company Agents to, and for Company to grant sublicenses to such Company Agents, wherever located, in order to allow them to, install such licensed Provider Intellectual Property on their systems and at their locations and Use such licensed Provider Intellectual Property solely for the benefit of the business operations of the Company Entities. For the avoidance of doubt, the foregoing shall not be deemed to expand any license rights of Company as expressly set forth in the applicable SOW (e.g., if the SOW has a limit on the total number of authorized users for particular Provider Software, such limitations shall still apply). Additionally, with respect to Provider Third-Party Software, to the extent Provider is unable to obtain license rights from such third party to allow for Use of such Third-Party Software by Company Agents in accordance with this Section 14.7, Provider shall provide the relevant restrictions related to Use by Company Agents to Company. Upon Company’s approval of the relevant restrictions by Company, Provider may use and/or provide such Third-Party Software and Company shall abide by the restrictions on Use by Company Agents as proposed by such third party. With respect to Provider Proprietary Tools, the licenses granted to Company include the right to allow Company Agents to use such licensed Provider Proprietary Tools as an end user of such Provider Proprietary Tools solely for the benefit of the business operations of the Company Entities. When providing access to Provider Proprietary Tools to Company Agents, Company shall limit such access to those Company Agents who need to have such access for the purpose of providing services to Company Entities. Any restrictions on Company’s rights to access Provider Proprietary Tools listed in the applicable SOW shall apply equally to any Company Agents. Any Company Agents provided access to Provider Intellectual Property shall be bound by written agreements that contain confidentiality obligations that contain confidentiality obligations that are materially similar to those contained in the Agreement and such Company Agents may only use and access the Provider Intellectual Property for purposes of providing services to the Company Entities. 14.8 Nondisclosure and Assignment Agreements. All current and future employees of and consultants to Provider and Provider Agents with access to Company Intellectual Property or access to or involved in the conception or development of any Company New Intellectual Property have executed and delivered or shall execute and deliver to Provider a proprietary rights agreement with Provider or the Provider Agent pursuant to which such employees and consultants agree to confidentiality and intellectual property assignment terms sufficient to enable Provider to meet its obligations to Company under the Agreement. 14.9 Restrictions on Use. (a) Provider may not Use for any purpose other than provision of the Services any ideas, concepts or know-how obtained from Company or Company Confidential Information or Intellectual Property pertaining to the online social networking industry that Provider learns or obtains during the provision of the Services or under the Agreement. This Section 14.9(a) does not preclude independent development by Provider, provided that any such development is not based on, derived from or made with reference to Company Data, Company Confidential Information or Company Intellectual Property or is not jointly performed or created with any employee of any Company Entity or agent of a Company Entity, and provided that such independent development does not violate any of Company’s Intellectual Property Rights. (b) During the MSA Term and any Termination Assistance Period, Provider shall not restrict (or seek to restrict) Company or any of the Company Entities in the Use of (including Use by Licensed Company Entities) of any business processes or practices provided by Provider or Provider Agents (including any enhancements provided by Provider or Provider Agents) for Use by Licensed Company Entities under the Agreement, for the purpose of conducting the businesses of the Licensed Company Entities. (c) Provider acknowledges and agrees that, except as set forth in the Agreement, Provider shall not impose, and shall ensure that Provider Agents do not impose, restrictions on Company or any of the Company Entities’ Use of the Deliverables that would prohibit Company or any Company Entity from using the Deliverables, and no additional fees are required to allow Company and the Company Entities to Use the Deliverables.

EXECUTION VERSION 21 (d) Provider shall not reverse-engineer, decompile, disassemble, modify or enhance any of the Company Intellectual Property or any part thereof or otherwise attempt to create any derivative works of any of the Company Intellectual Property or any part thereof, except as expressly required and permitted in connection with the performance or receipt of the Services as applicable. 14.10 Enforceability. During the MSA Term and at any time thereafter, Provider shall assist Company or its designee, at no additional cost, to secure all of Company’s worldwide perpetual ownership rights, title and interests in Company Intellectual Property (and all licenses to Provider Intellectual Property granted pursuant to this Article 14) in any and all countries, including the disclosure to Company of all pertinent information and data with respect thereto, the execution of all applications, registrations, filings, specifications, oaths, assignments and all other instruments that Company shall reasonably deem necessary or appropriate in order to (a) apply for and obtain such rights, title and interests and in order to assign and convey to Company and its successors, assigns and nominees the sole and exclusive rights, title and interests worldwide perpetually in and to Company Intellectual Property; and (b) obtain such license rights as set forth in this Article 14 in and to Provider Intellectual Property. Without limiting the foregoing, Provider, at Company’s request and at no cost to Company, agrees to execute such assignments and confirmations of (i) assignment of all rights, title and interests in and to Company Intellectual Property; and (ii) license rights as set forth in this Article 14 in and to Provider Intellectual Property, each of (i) and (ii) in form reasonably acceptable to Company. For the sake of clarity, all costs and expenses related to any such registration or execution of any documents in favor of the Company Intellectual Property in the Company’s name shall be borne by the Company. 14.11 Rights upon Termination. (a) Return of Company Intellectual Property. Upon Company’s request at any time, Provider shall, and shall cause Provider Agents to, deliver to Company, at no cost to Company, a current copy of the Company Intellectual Property, in the form used to provide the Services as of the time of Company’s request (including, with respect to the Company Software, in object code and, if in or should be in the possession of Provider or Provider Agents, source code form). Promptly after the expiration or earlier termination of the MSA Term or any Termination Assistance Period (or partial termination to the extent the Company Intellectual Property, or parts thereof, is no longer required to perform the Services), or as otherwise requested by Company, Provider shall deliver to Company or upon Company’s approval (including approval as to the manner of destruction or erasure) destroy or erase any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, materials, equipment, other documents or tangible property of any type comprising or containing any Company Intellectual Property and any and all copies and reproductions thereof in the possession or control of Provider or any Provider Agent. Provider shall, upon Company’s request, certify to Company that all such copies have been returned, destroyed or erased. (b) Assignment of Provider Third-Party Software. Upon Company’s request at any time, and subject to the terms of the Agreement, with respect to the Provider Third-Party Software, Provider shall assign such Provider Third-Party Software to Company, subject to any ongoing and maintenance fee approved by Company in advance pursuant to Section 14.3. If Provider Third-Party Software is not assignable as approved by Company pursuant to Section 14.3, then, upon Company’s request, Provider shall use commercially reasonable efforts to assist Company or Successor in obtaining directly from third parties any Software or substitute therefor at Company’s own costs. (c) Provider Software. With respect to Provider Software to be licensed or provided pursuant to the Agreement, at no time shall Company or any Company Entity be prevented from using and accessing such Provider Software. The use of such Provider Software shall be without disruption to the operations of the Company Entities, which means that hosting, installation and support of the Provider Software would not change or require any change. 14.12 Open Source. In the event Provider is engaged by the Company to use Open Source Software in the Deliverables (as expressly listed in the SOW or a Project Order and approved by Company), Provider shall use such Open Source Software as an agent of Company, and any open source licensing shall be between Company and the open source licensor. Provider shall be solely responsible for compliance of all terms and conditions of the applicable licenses. 15. SERVICE LEVELS 15.1 General. Provider shall perform the Services at least at and in accordance with the Service Levels. The methodology pertaining to Service Levels is set forth in Exhibit 2. 15.2 Root Cause Analysis. If Provider fails to meet a Service Level, Provider shall (a) promptly investigate and report on the root cause of the problem; (b) advise Company of the remedial efforts being undertaken with respect to this failure to meet the Service Level; (c) correct the problem and begin meeting the Service Level; and (d) take appropriate preventive measures so that the problem does not reoccur.

EXECUTION VERSION 22 15.3 Service Level Credits. If Provider fails to meet Critical Performance Indicators (as defined in Exhibit 2), Company shall receive a monetary credit against the Fees calculated in accordance with Exhibit 2. Service Level Credits are only a reduction in price to reflect the reduced value of the Services and are not liquidated damages for Provider’s failure to meet Critical Performance Indicators. Accordingly, Service Level Credits shall not be an exclusive remedy and shall be in addition to other rights and remedies. 15.4 Continuous Improvement Reviews. Provider shall, on a continuous basis, (a) as part of its total quality management process, reasonably identify ways to improve the Service Levels; and (b) identify and apply proven techniques and tools from other installations within its operations that would benefit the Company Entities either operationally or financially. Provider shall, from time to time, include updates with respect to such improvements, techniques and tools in the reports provided to Company. Any obligation stated in this Section 15.4 is on a good faith basis, Provider shall not be liable for any obligations stated in this Section, unless such continuous improvement is a commercially and technically viable option. 15.5 Notice of Default. If Provider becomes aware of a situation where it or any Provider Agent has failed to comply with its obligations under the Agreement or that is likely to cause Provider or Provider Agents to fail to comply in the future with its obligations under the Agreement, Provider shall promptly inform Company in writing of such situation, the impact or expected impact of such situation and Provider’s action plan to minimize or eliminate the impact of such situation. 16. CONTRACT AND PROJECT MANAGEMENT 16.1 Governance. The Governance committees and procedures applicable to each SOW are set forth in the applicable SOW. 16.2 Meetings. Provider shall participate in the meetings set forth in the applicable SOW, as well as such other periodic or ad hoc meetings as Company may from time to time request (including meetings with Company’s other service providers and vendors). Such meetings shall be held at the locations specified by Company. Each Party shall be responsible for its own travel expenses. During meetings with Company’s other service providers and vendors, in connection with the provision of integrated and end-to-end services to Company and the other Company Entities, Provider acknowledges that the participants may be required to share performance-related data and hereby consents to the sharing of such data. 16.3 Procedures Manual. Before the commencement of the steady state Services, Provider shall (a) develop a management and operations procedures manual detailing processes required to manage the performance of the Services in accordance with the Agreement (including interaction, coordination and interface with other Company Entities functions and other Company Entities personnel and Provider escalation procedures); and (b) deliver a draft to Company for its review and approval. A version approved by Company of such manual that is complete for each Tower must be completed by Provider within the time specified under the applicable Transition Plan (but in any event no later than the applicable Commencement Date (such approved draft shall be the “Procedures Manual”)). Until such time that the Procedures Manual is finalized, Provider shall follow and comply with Company’s policies and procedures in place prior to the SOW Effective Date. Provider shall be responsible for maintaining and keeping the Procedures Manual current at all times during the MSA Term and any Termination Assistance Period, with all changes being subject to Company’s review and approval. 16.4 Reports. (a) As of the Commencement Date for the applicable Tower, Provider shall provide (i) reports described in the applicable SOW; (ii) reports relating to the management, overall relationship, audit or billing of the Services requested by Company from time to time; and (iii) reports tracking usage by Provider Personnel of Company Software once every calendar quarter and as otherwise requested by Company from time to time ((i) through (iii) collectively, the “Reports”). At a minimum, the Reports shall be no less comprehensive than the relevant written internal reporting of the Company Entities prior to the SOW Effective Date. The format, content, and frequency of the Reports shall be as set forth in the applicable SOW. Provider shall also provide ad hoc reports (in addition to the Reports) as requested by Company or regulators. The Reports to be provided by Provider shall include a monthly performance report, which shall be delivered to Company within 10 days after the end of each month of the MSA Term and any Termination Assistance Period, describing Provider’s performance of the Services in that month, as more particularly set forth in the applicable SOW. (b) As part of the Services, upon written notice from Company or upon Provider’s knowledge, Provider shall promptly correct any material errors or inaccuracies in or with respect to the Reports, or the information or data contained in such Reports. Provider shall provide such corrections at no additional charge to Company. (c) Any supporting data collected or stored by Provider that is necessary to validate the contents of any Report shall be retained by Provider to allow Company to verify any Report and shall be made available to Company upon request. Provider shall promptly provide Company with information about, and answer Company’s questions in respect of, the Services and other aspects of the Agreement, as Company may request from time to time.

EXECUTION VERSION 23 16.5 Technical Architecture and Product Standards. Provider shall comply with the applicable Company Entities technical architecture and product standards, as the same may be communicated to Provider and modified by the Company Entities. Company shall have final authority to implement information technology architectures, standards and plans and to modify or grant waivers from such architectures, standards or plans. Provider shall (a) change the Services and/or the Provider Systems as and to the extent necessary to conform to such architectures, standards and plans; and (b) obtain Company’s prior approval for any deviations from such architectures, standards and plans. 17. USE OF SUBCONTRACTORS 17.1 No Subcontracting Without Consent. Subject to the remainder of this Section 17.1, Provider shall not subcontract, delegate or assign its obligations under the Agreement (including to a third party or an Affiliate of Provider), without Company’s prior consent; provided, that wholly owned subsidiaries of Provider are preapproved as long as they remain wholly owned by Provider. The list of Permitted Subcontractors as of the SOW Effective Date is set forth in Exhibit 15 or the applicable SOW. For the avoidance of doubt, no Permitted Subcontractor may subcontract, delegate or assign its obligations (including to a third party or an Affiliate), without Company’s prior written consent. Any such approved subcontractor must be added to Exhibit 15 or the applicable SOW and must comply with the process set forth in this Section 17.1. Company’s approval of a subcontractor shall not make Company liable for (i) the selection of the subcontractor; or (ii) the subcontractor’s performance. Provider shall ensure through periodic monitoring that each Permitted Subcontractor involved in the Services maintains appropriate compliance management and internal control systems. Upon notice to Provider, Company may revoke its approval of a Permitted Subcontractor (except for wholly owned subsidiaries of Provider) at any time for good cause (as reasonably determined by Company and after giving Provider the reasonable opportunity to discuss any revocation). In addition to this, the parties acknowledge that Provider routinely utilizes the services of independent contractors and staffing vendors in the ordinary course of its operations to supplement its employee workforce and may do so in discharging its obligation to provide Services to Company hereunder. Arrangements with such subcontractors do not require the approval of Company under this Section 17.1. Provider shall remain fully responsible for the acts and omissions of such independent contractors and supplemental staff and Provider shall be the prime contractor for purposes of the Agreement and Provider assumes full responsibility for the delivery and performance of the Services. 17.2 Subcontractor Services. Provider shall remain responsible for obligations, services and functions performed by Permitted Subcontractors to the same extent as if these obligations, services and functions were performed by Provider employees. With respect to a Permitted Subcontractor, Provider shall not disclose Company Confidential Information to such Permitted Subcontractor until such Permitted Subcontractor has executed a nondisclosure agreement that is at least as protection as the confidentiality requirements in the Agreement. Provider shall promptly pay for all services, materials, equipment and labor used by Provider or Provider Agents in providing the Services and Provider shall keep premises of the Company Entities and all Company Agents free of all Encumbrances. 17.3 Assignment of Subcontracts. The Agreement shall not prevent, and Provider shall not prevent or inhibit (through damages, penalties or otherwise), Company, any Company Entity or any End Users from contracting directly with any of the Permitted Subcontractors used by Provider in connection with the provision of the Services. Company shall have the right to contract directly with any Provider subcontractor. Provider shall not in any subcontract agree to any provision the effect of which would be to limit the ability of a subcontractor to contract directly with the Company Entities. 18. QUALITY ASSURANCE; BENCHMARKING; COMPANY SATISFACTION 18.1 Quality Assurance. (a) Provider shall develop and implement quality assurance processes and procedures that support the Company Entities’ quality assurance requirements and processes, to ensure that the Services are performed in an accurate and timely manner, in accordance with the (i) Service Levels; (ii) the terms of the Agreement; (iii) all the policies, standards and procedures of the Company Entities related to the Services, including those governing quality, change, problem management, safety, data privacy and data security, business continuity and disaster recovery, and pervasive and transaction controls; (iv) GAAP (applied in accordance with generally accepted auditing standards such that an SSAE 18 (or successor standard approved by Company) compliance letter could be issued by Provider); (v) industry standards of tier-one providers of services similar to the Services; and (vi) SOX. In the event of a conflict, Provider shall comply with the most stringent of any of the foregoing. Such procedures shall be included in the Procedures Manual and shall include verification, checkpoint reviews, testing, acceptance and other procedures for Company to ensure the quality and timeliness of Provider’s performance. (b) Provider shall develop, in consultation with Company, and implement, subject to Company’s prior approval, quality assurance and internal controls, including implementing tools and methodologies, to ensure that the Services are

EXECUTION VERSION 24 performed in an accurate and timely manner, in accordance with the Agreement. Without limiting the foregoing, Provider shall: (i) maintain a strong control environment in day-to-day operations, including change management, in accordance with good industry practice and standards for the services provided and to confirm that the following fundamental control objectives are met: (1) financial and operational information is valid, current, complete and accurate; (2) operations are performed efficiently and achieve results consistent with the requirements of the Agreement; (3) Assets, including data and information, are appropriately safeguarded and meet Company’s availability requirements; and (4) actions and decisions of Provider are in compliance with Laws and common risk management industry practices; (ii) develop and execute a process to ensure that every six months internal control self-assessments are performed with respect to all Services and report the outcome of such self-assessments to Company; (iii) maintain an internal audit function sufficient to monitor the processes and systems used to provide the Services (e.g., perform audits, track control measures, communicate status to management, drive corrective action) and that supports audit requirements as stated in Exhibit 10; and (iv) provide to Company a summary of audit activity performed, associated significant findings, status of follow- up activity, summary of control incidents (e.g., frauds, conflict of interest situations) and related corrective action, every quarter. 18.2 Benchmarking Process. The benchmarking process, including a list of approved benchmarkers, is set forth in Exhibit 9. 18.3 Early Warning Notice. If Provider becomes aware of any failure or potential failure by Provider to comply with its obligations under the Agreement, or any other situation, the occurrence of any event or the existence of any circumstance (a) that has impacted or reasonably could impact the maintenance of the financial integrity or internal controls of the Company Entities, the accuracy of financial or accounting records or reports, or compliance with Laws; (b) that has had or reasonably could have any other material adverse impact on the Services or the business operations of Company; or (c) that would be reasonably likely to result in Provider’s inability to achieve any Service Level, then, in any such case, Provider shall immediately inform Company in writing of such situation and the impact or expected impact (an “Early Warning Notice”). The Early Warning Notice shall provide as much detail as is reasonably available to Provider so as to describe the situation and the steps Provider shall undertake to prevent disruption and mitigate the effects of any disruption. Provider shall provide regular status updates and, in any event, shall notify Company immediately in the event of a material change in circumstances. The service or receipt of an Early Warning Notice shall not absolve Provider of any responsibility or release Provider of any obligations. 19. COMPANY RESPONSIBILITIES Company’s failure to perform any of its responsibilities set forth in the Agreement, including any SOW shall not be deemed to be a breach by Company or the Company Entities or to be grounds for termination by Provider (except for nonpayment pursuant to Section 24.6). Provider’s nonperformance of any of its obligations under the Agreement shall be excused (i.e., Provider shall not be liable to Company and Provider shall not be responsible for Service Level Credits), if and to the extent and only for so long as such Provider nonperformance directly results from Company’s failure to perform its responsibilities expressly set forth in the Agreement; provided, that, (a) Provider provides Company with reasonable notice of such nonperformance and, after notifying Company, Company fails to promptly rectify the failure; (b) there is no workaround for Company’s failure that would permit Provider to perform such obligations; and (c) Provider uses commercially reasonable efforts to perform or mitigate any losses, notwithstanding Company’s failure to perform. In the event Company’s failure causes Provider to incur additional costs, such costs shall be addressed through the Change Control Procedures. 20. REPRESENTATIONS AND WARRANTIES 20.1 General. Each of the Parties represents and warrants to the other Party that as of the MSA Effective Date and throughout the MSA Term and any Termination Assistance Period: (a) it has the requisite power and authority to enter into the Agreement and to carry out the transactions contemplated by the Agreement; (b) the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated by the Agreement have been duly authorized by the requisite action on the part of such Party and shall not constitute a violation of any judgment, order or decree;

EXECUTION VERSION 25 (c) the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated by the Agreement shall not constitute a material default under any material contract by which it or any of its material assets are bound, or an event that would, with notice or lapse of time or both, constitute such a default; (d) it is duly licensed, authorized and qualified to do business and is in good standing in every jurisdiction in which a license, authorization or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it; and (e) there is no proceeding pending or, to its knowledge, threatened that challenges or may have a material adverse effect on the Agreement or the transactions contemplated by the Agreement. 20.2 By Provider. (a) Provider represents and warrants to the Company Entities that as of the MSA Effective Date and throughout the MSA Term and any Termination Assistance Period: (i) it is (1) either the owner of, or authorized to use, the Provider Intellectual Property and related material used in connection with the Services, which is not otherwise provided by the Company Entities; and (2) fully authorized to grant to the Company Entities, Company Agents and the End Users all rights, title, interest and ownership in and to any materials, information, documentation, code or developed software, or other deliverables developed or made available by Provider or Provider Agents as part of the Services to the extent required by the terms of the Agreement; (ii) it possesses, and shall maintain, sufficient financial resources to comply with the requirements of the Agreement. If Provider experiences a change in its financial condition that may adversely affect its ability to perform under the Agreement, then it immediately shall notify Company of such change. Provider further represents and warrants to Company that all financial statements, reports and other information furnished by Provider to Company in connection with the award of the Agreement fairly and accurately represent the business, properties, financial condition and results of operations of Provider as of the respective dates, or for the respective periods, covered by such financial statements, reports or other information. Provider represents and warrants that since the respective dates or periods covered by such financial statements, reports or other information, there has been no material adverse change in the business, properties, financial condition or results of operations of Provider. Provider further agrees that it shall notify Company of any reduction or downgrade in rating or securities, or explanation or qualification, that occurs that triggers a right of Company to terminate pursuant to Section 24.8; (iii) it has not violated, and shall not violate, any applicable Laws or Company policies of which Provider has been given prior written notice regarding the offering of inducements in connection with the execution and delivery of the Agreement. If Provider does not comply with the foregoing, Company shall have the right to terminate the Agreement for cause without affording Provider an opportunity to cure; and (b) Provider covenants that during the MSA Term and any Termination Assistance Period: (i) it shall render the Services with promptness and diligence and shall execute them in a professional, competent and workmanlike manner, conforming to generally accepted standards applicable to services provided by nationally recognized firms specializing in the Services that Provider is rendering under the Agreement, in accordance with the terms of the Agreement, and each of the Provider Personnel assigned to provide any Services under the Agreement and each of its Affiliates and Permitted Subcontractors that it uses to provide and perform the Services under the Agreement shall have the proper knowledge, skill, training, experience, resources, qualifications and background to perform and provide the Services; (ii) it shall (1) efficiently administer, manage, operate and use the resources and services necessary to provide the Services and it shall perform the Services in the most cost-efficient manner consistent with the required level of quality and performance; and (2) diligently improve the performance and delivery of the Services by Provider and the elements of the policies, processes, procedures and Systems that are used by Provider to perform and deliver the Services, including re-engineering, tuning, enhancing, balancing or reconfiguring the processes, procedures and Systems used to perform, deliver and track the Services; (iii) it shall perform its responsibilities under the Agreement in a manner that does not infringe, or constitute an infringement or misappropriation of, the patent, copyright, trademark, trade secret or other propriety rights of a third party and the Services and the Provider Intellectual Property and Company New Intellectual Property, and the resources, materials, work products, services, Deliverables, Software, Equipment or other assets used or provided by Provider, Provider Personnel or any Provider Agent, do not infringe or misappropriate the patent, copyright, trademark, trade secret or other propriety rights of a third party; and no third party has asserted any claims that any Provider Intellectual Property that is (1) embedded in or integrated with any of

EXECUTION VERSION 26 the Deliverables; (2) used by Provider or Provider Agents in connection with the provision of the Services; or (3) otherwise licensed to the Licensed Company Entities under the Agreement, infringes any third-party Intellectual Property Rights; (iv) it shall prevent (1) the introduction or proliferation of any viruses or other Malicious Code into Company Systems or any other Systems used in connection with the provision of the Services; or (2) damage or loss of any System or Company Data. Without limiting Provider’s other obligations under the Agreement, Provider covenants that if there is any damage or loss to Company Systems or Company Data caused by Provider or Provider Agents or caused or introduced by viruses or Malicious Code or in or passed through Provider Software or Provider Equipment or other resources provided by Provider or Provider Agents, then Provider shall mitigate (including restoration of Company Data and Company Systems) the cause and effects of such damage, loss, viruses or Malicious Code (including restoring or recovering any data or results at no charge to the Company Entities within a commercially reasonable time); (v) without the prior written consent of Company, it shall not insert into Software code any code or other devices that would have the effect of disabling or otherwise shutting down all or a portion of the Services, and with respect to disabling code that may be part of Software, it shall not invoke the disabling code at any time; (vi) all Deliverables and work product developed or provided by Provider or Provider Agents pursuant to the Agreement shall conform to the applicable specifications or requirements documentation and be free from defects and errors for **** months following the earlier of (1) acceptance by Company; or (2) the end of the Stabilization Period (if any) (the “Warranty Period”). Provider shall remediate any such defects or errors or non-conformities discovered during the Warranty Period set forth in the proviso in the preceding sentence, within a reasonable period of time as identified by Company of receiving notice thereof, at no additional cost to Company. Provider shall not charge Company for any resources that are part of the Resource Baselines or otherwise paid for by Company to fix defects, errors or nonconformities caused by Provider or Provider Agents; (vii) it shall provide each Provider Personnel with at least the legal minimum wage where the facility is located. Provider shall provide each Provider Personnel a clear, written accounting for each wage period and shall not deduct from Provider Personnel pay for performance or disciplinary issues other than as provided for in Provider’s policies, which shall conform to Law; (viii) it shall provide each Provider Personnel with all benefits mandated by Law. Provider shall comply with the legally mandated work hours and shall compensate Provider Personnel for all time worked according to local Law, including overtime work and training hours, regardless if Company compensates Provider for such time worked; and it shall provide Provider Personnel with a safe and healthy workplace that does not expose them to hazardous conditions. Provider shall have written health, safety and environmental guidelines; and (ix) unless Company expressly agrees otherwise in writing, it shall neither incorporate Open Source Software into any Systems nor introduce any Open Source Software into any controlled environment used by the Company Entities in their respective business activities. (c) As of the date of the Agreement, Provider represents and warrants to Company that no Change of Control with respect to Provider is pending by the Board of Directors, shareholders or management of Provider or by any Affiliate of Provider. (d) Provider shall make all representations, warranties and covenants in this Section 20.2 on behalf of itself, Provider Personnel and Provider Agents. For the avoidance of doubt, references in this Section 20.2 to “Provider” or “it” shall include all Provider Personnel or Provider Agents regardless if expressly referenced. EXCEPT AS EXPRESSLY SET FORTH HEREIN, COMPANY AND THE COMPANY ENTITIES MAKE NO REPRESENTATIONS OR WARRANTIES REGARDING ANY ASSET OF COMPANY OR COMPANY SOFTWARE OR PROVIDER’S USE THEREOF. EXCEPT AS EXPRESSLY SET FORTH HEREIN, PROVIDER MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING ANY ASSET OF PROVIDER OR PROVIDER SOFTWARE OR COMPANY’S USE THEREOF. COMPANY AND THE COMPANY ENTITIES MAKE NO REPRESENTATIONS OR WARRANTIES REGARDING ANY INTELLECTUAL PROPERTY OR OTHER ITEMS USED BY PROVIDER OR PROVIDER AGENTS FOR OR IN CONNECTION WITH THE PROVISION OF SERVICES TO ANY THIRD PARTIES. EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT, THE PARTIES DISCLAIM ALL WARRANTIES, CONDITIONS OR STATEMENTS, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

EXECUTION VERSION 27 20.3 Warranty Process. If the Services, work product or a Deliverable fails to comply with a warranty obligation in this Article 20, Provider shall, at its option, repair or replace, without additional charge, the nonconforming Services, work product or Deliverable with a replacement that complies with the applicable warranty. Should Provider fail to repair or replace the nonconforming Services, work product or Deliverable within a reasonable period of time not less than 30 days after receiving notice thereof, Company may elect to remove same. In the event of the foregoing, Provider shall refund to Company all fees paid for such non-confirming Services, work product or Deliverable and any other Services, work product or Deliverable whose functionality is reduced by such nonconformance. The rights, remedies and requirements set forth in this Section 20.3 are nonexclusive. 20.4 Anti-Corruption Laws Compliance. Provider represents, warrants and covenants that neither Provider nor any affiliate of Provider or Provider Agent nor any officer or employee of Provider or Affiliate of Provider or Provider Agent has taken or shall take any action or make any payment in violation of, or which may cause Provider or any Affiliate of Provider or Provider Agent or Company or any Affiliate of Company to be in violation of, the Foreign Corrupt Practices Act of 1977, as amended, or any comparable Laws in any country from or to which Service is provided by Provider or any Provider Agent (collectively, the “FCPA”). Provider further represents that no person employed by Provider or any Provider Agent in connection with its obligations under the Agreement is an official of the government of any country or of any agency thereof, and that no part of any monies or consideration paid hereunder shall accrue for the benefit of any such official. For purposes of reasonably ensuring compliance with the FCPA, Provider shall make available for audit by Company or its designee, upon Company’s reasonable request at any time during the MSA Term and Termination Assistance Period(s), books, records and other documentation relevant to its business activities conducted pursuant to the Agreement. Company represents, warrants and covenants that neither Company nor any affiliate of Company nor any officer or employee of Company or Affiliate of Company has taken or shall take any action or make any payment in violation of, or which may cause Company or any Affiliate of Company or Provider or any Affiliate of Provider to be in violation of, the FCPA. Company further represents that no person employed by Company in connection with its obligations under the Agreement is an official of the government of any country or of any agency thereof, and that no part of any monies or consideration paid hereunder shall accrue for the benefit of any such official. 21. INSURANCE AND RISK OF LOSS Provider’s insurance requirements are set forth in Exhibit 8. Provider shall be responsible for risk of loss of, and damage to, Equipment, Software or other materials in the care, custody or control of Provider or Provider Agents. Provider shall perform all Services at its risk and if the Services or any portion thereof shall be damaged in any way before the final completion and acceptance of the Services, Provider shall promptly repair or replace such damaged Services without expense to Company. 22. INDEMNIFICATION 22.1 By Provider. Provider shall indemnify, defend (except for certain government claims that are covered below) and hold harmless Company and the Company Entities and each of their respective officers, directors, employees, agents, successors and assigns from any and all Losses, including Losses incurred, imposed, or levied by or awarded to a third party or imposed or levied by a Governmental Authority arising from or in connection with a claim by a third party (including a Governmental Authority) resulting from any of the following: (a) a breach of, or the failure of the Services, work product or Deliverables provided by Provider, Provider Personnel or Provider Agents to meet, the representations, warranties and covenants set forth in Article 20; (b) the failure of Provider, Provider Personnel or Provider Agents to observe or perform obligations to be observed or performed on or after the MSA Effective Date under any third-party contract for which Provider has assumed operational, administrative, management, support or financial responsibility or with which Provider is required to comply pursuant to the Agreement, including licenses for Software to which Provider and Provider Agents have access or use rights and Third Party Contracts; (c) breach by Provider, Provider Personnel or any Provider Agent of any of its confidentiality or data protection obligations under the Agreement or the unauthorized disclosure or misappropriation by Provider, Provider Personnel or any Provider Agent of any Company Confidential Information, or any breach of the DPA; (d) any claim or action by, on behalf of, or related to any prospective, then-current or former employees or contractor of Provider or Provider Agents, including (i) arising with respect to their employment or prospective employment with Provider or Provider Agents; or (ii) any claims that such individual is an employee of Company, any of the Company Entities, or any End User (or that Company, any of the Company Entities, or any End User is a joint employer, single employer, agent, or alter ego of Provider or such Provider Agents, or that such individual has any other relationship that would create liability by Company, any Company Entity or any End User to such individual)

EXECUTION VERSION 28 and any claims arising from or relating to such alleged employment or relationship or the termination of such alleged employment or relationship, including claims relating to hiring policies and decisions, claims for payment of wages or benefits, claims relating to occupational safety and health, workers’ compensation, unemployment compensation, or other applicable Law, claims relating to the handling and processing of any and all immigration issues and requirements (whether the Provider Personnel are located in the United States or elsewhere), and claims for harassment, discrimination, retaliation, or wrongful termination of any kind; the foregoing notwithstanding, however, Provider shall not be responsible for claims to the extent they are based on actions taken (or not taken) (i) after said employees or contractors have left the employ or engagement of Provider except to the extent that Provider has been accused of wrongdoing with respect to said time period when such employee or contractor was employed or engaged by the Provider and / or (ii) any period before such employee / contractor were employed / engaged / transferred with / to the Provider. (e) the failure by Provider or Provider Agents to obtain, maintain, or comply with any Governmental Approvals that are Provider’s responsibility under the Agreement or fulfill its or their compliance with Laws obligations as set forth in the Agreement; and claims by Governmental Authorities for fines, penalties, sanctions, late charges or other remedies arising from or in connection with the failure by Provider or Provider Agents to perform its or their responsibilities under the Agreement; (f) any actual or alleged infringement or misappropriation of any Intellectual Property right of any third party with respect to (i) the Services; (ii) the resources, materials, work products, services, Deliverables, Software, Equipment or other assets provided by Provider, Provider Personnel or Provider Agents or used by Provider, Provider Personnel or Provider Agents; (iii) the Provider Software; and (iv) the Provider Intellectual Property; provided further that Provider shall not be liable to indemnify Company in the event any losses due to infringement or misappropriation arise as a result of: (1) any materials or Intellectual Property furnished by Company and utilized by Provider in providing services; (2) compliance by Provider with Company’s instructions, specifications, modifications, etc.; and (3) modification of the Company New Intellectual Property by a party other than Provider which is not under Provider’s control. (g) any Taxes assessed against Company or the Company Entities, including Taxes, penalties and interest assessed against Company or the Company Entities that are the obligation of Provider or Provider Agents under the Agreement; (h) the wrongful termination of the Agreement in whole or in part or the Willful Abandonment or refusal to provide the Services and/or Termination Assistance Services in whole or in part in accordance with the Agreement. For the sake of clarity Willful Abandonment shall mean an intentional and permanent cessation by the Provider of the provision of the Services or part of them, except where such cessation is permitted due to Company or Company Entities not paying any fees in accordance with Section 24.6 or any other termination/suspension right in accordance with the terms of this Agreement. 22.2 Personal Injury and Property Damage. (a) Provider shall indemnify, defend and hold harmless Company and the Company Entities and each of their respective officers, directors, employees, agents, successors and assigns from any and all Losses, including Losses incurred by or awarded to a third party and Losses imposed or levied by a Governmental Authority arising from or in connection with a claim by a third party (including a Governmental Authority) resulting from any of the following: (i) death or bodily injury (1) of Provider Personnel or any agent, employees, customer, business invitee or business visitor or other person of Provider or Provider Agents, except to the extent due to the gross negligence or willful misconduct of Company; or (2) otherwise caused by Provider, Provider Personnel or Provider Agents; and (ii) the damage, loss or destruction of Assets owned, leased or otherwise provided by Provider, Provider Personnel or Provider Agents or any other real or tangible personal property of or under the control of Provider or Provider Agents or otherwise caused by Provider, Provider Personnel or Provider Agents. (b) THE PARTIES ACKNOWLEDGE AND AGREE THAT SECTION 22.2(a) COMPLIES WITH THE REQUIREMENT, KNOWN AS THE EXPRESS NEGLIGENCE RULE, TO EXPRESSLY STATE IN A CONSPICUOUS MANNER TO AFFORD FAIR AND ADEQUATE NOTICE THAT THE AGREEMENT HAS PROVISIONS REQUIRING ONE PARTY TO BE RESPONSIBLE FOR THE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANOTHER PARTY. 22.3 Company’s Indemnification. Company shall indemnify, defend (except for certain government claims that are covered below) and hold harmless Provider and Affiliates of Provider and each of their respective officers, directors, employees,

EXECUTION VERSION 29 agents, successors and assigns from any and all Losses, including Losses incurred, imposed, or levied by or awarded to a third party or imposed or levied by a Governmental Authority arising from or in connection with a claim by a third party (including a Governmental Authority) resulting from any of the following: (a) bodily injury, death or real or tangible personal property damage (excluding software, data and related documentation) resulting from Company’s or Company’s agents’ willful misconduct or gross negligence; (b) a claim that the any of the proprietary Software provided by Company to Provider for use in connection with the Services infringes or misappropriates the intellectual property rights of such third party; provided that Company shall not be liable to indemnify Provider in the event any infringement or misappropriation arise as a result of: (i) any materials or Intellectual Property furnished by Provider; or (ii) modification of such proprietary software by Provider or by a party other than Company which is not under Company’s control. If employment relationships with employees who are not taken over or hired by Provider in accordance with the above provisions and with whom Provider does not establish a new employment relationship are transferred to Provider in accordance with Section 613a of the German Civil Code, Company shall indemnify Provider against all costs incurred up to and in connection with the immediate termination of these employment relationships by Provider, even if such claim arises after the date of transfer but no longer than **** months after such transfer or the signing of the Agreement (whichever date is first). This shall also include legal costs for which Provider is not bound by the provisions of the German Lawyers' Fees Act (“Rechtsanwaltsvergütungsgesetz”), but may also conclude fee agreements above this as far as such costs are reasonable in light of the individual case and legal situation. Company shall only indemnify Provider for such costs if it granted its prior explicit consent (1) to such agreement beyond the German Lawyers’ Fee Act and/or (2) to any costs incurred in connection with such employees’ termination. 22.4 Enforcement. The Indemnifying Party shall bear the expense of such defense and pay any Losses that are attributable to indemnification claims described in the Agreement, including this Article 22. The Indemnifying Party shall indemnify and reimburse the Indemnified Party for and from any costs and expenses incurred in connection with the enforcement of indemnification claims under the Agreement. 22.5 Infringement Remedy. If any System, Intellectual Property, process or other item developed, created, provided or used in connection with the Services becomes, or in its reasonable opinion is likely to become, the subject of an infringement or misappropriation claim or proceeding, Provider shall, in addition to the indemnification obligations and to Company’s other rights, promptly take the following actions at no charge to the Company Entities: (a) secure the right to continue using the System, Intellectual Property, process or other item; or (b) if (a) is not reasonably available to Provider, replace or modify the System, Intellectual Property, process or other item to make it non-infringing; provided, that, the replacement or modification shall not degrade performance or quality. 22.6 Procedures. Subject to Section 22.7, if any third-party claim is alleged or asserted against a party entitled to indemnification under this Article 22 (the “Indemnified Party”), notice thereof shall be given to Provider (the “Indemnifying Party”) as promptly as practicable. If, after such notice, the Indemnifying Party shall acknowledge that the terms of the Agreement apply with respect to such claim, then the Indemnifying Party shall be entitled, if it so elects, in a notice promptly delivered to the Indemnified Party, but in no event less than 10 days prior to the date on which a response to such claim is due, to immediately take control of the defense and investigation of such claim and to employ and engage attorneys reasonably acceptable to the Indemnified Party to handle and defend the same, at the Indemnifying Party’s sole cost and expense. The Indemnifying Party shall assign separate counsel to itself and the Indemnified Party, at the Indemnifying Party’s sole cost and expense, in the event that the Indemnified Party considers there to be a conflict between the interests of the Indemnified Party and the Indemnifying Party. Counsel assigned to the Indemnified Party shall be counsel of the Indemnified Party’s choosing. No settlement of a claim that involves a remedy other than the payment of money by the Indemnifying Party shall be entered into without the consent of the Indemnified Party, which consent shall not be unreasonably withheld. After notice by the Indemnifying Party to the Indemnified Party of its election to assume full control of the defense of any such claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses incurred thereafter by such Indemnified Party in connection with the defense of that claim. The Indemnified Party shall reasonably cooperate, at the cost of the Indemnifying Party, in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial and defense of such claim and any appeal arising therefrom; provided, however, that the Indemnified Party may, at its own cost and expense (except as otherwise would be the responsibility of the Indemnifying Party hereunder), participate, through its attorneys or otherwise, in such investigation, trial and defense of such claim and any appeal arising therefrom. If the Indemnifying Party does not assume control over the defense of a claim subject to such defense as provided in this Section 22.6, the Indemnifying Party may participate in such defense, at its sole cost and expense, and the Indemnified Party shall have the right to defend the claim in such manner as it may deem appropriate, at the cost and expense of the Indemnifying Party. 22.7 Government Claims. In the event that a Governmental Authority brings a claim against Company, the Company Entities or any End User or their respective officers, directors, employees, agents, successors and assigns that is the subject of the

EXECUTION VERSION 30 indemnities in Section 22.1, then Company shall have the right to assume control of the defense of any such claim; and Provider agrees to reimburse Company, the Company Entities for all reasonable costs of defense. Provider may participate in such defense at its sole cost and expense. Provider shall cooperate, at its own cost, in all reasonable respects with Company and its attorneys in the investigation, trial and defense of such claim and any appeal arising therefrom. Prior to finalizing any settlement for monetary amounts, Company shall consult with Provider. 23. LIABILITY 23.1 Indirect Damages. Except as set forth in Section 23.3, in no circumstances shall either Party be liable to the other in contract, tort (including negligence) or otherwise, for any special, indirect or consequential, exemplary, or punitive damages, even if it has been advised of the possibility of such losses or damages, and regardless of the basis on which the related claim may be made (“Indirect Damages”). 23.2 Generally. Except as set forth in Section 23.3, the total aggregate liability of one Party to the other Party (which means for Company, the total aggregate liability of all of the Company Entities to Provider and for Provider means the total aggregate liability of any affiliates and subsidiaries of Provider to Company and its Company Entities) for Losses arising from the Agreement, whether in contract or in tort (including breach of warranty, negligence and strict liability in tort), shall not in any event exceed in the aggregate an amount equal to the greater of (a) the sum of the total of the Fees paid and the Fees payable under or pursuant to the Agreement during the preceding **** months (or in the event that Company is no longer paying Fees to Provider, the sum total of the Fees paid and the Fees payable during the last **** months that such fees were paid) or (b) $**** (the “Damages Cap”). The Parties agree that if there is a significant reduction in the scope of Services as result of a termination for convenience or a divestiture, the Parties shall meet to discuss whether the Damages Cap is appropriate or necessary given the reduced scope of Services. The Parties agree that any change to the Damages Cap, shall be documented through the Change Control Procedures. 23.3 Exceptions. Notwithstanding any other provision of the Agreement, liability or Losses arising from or relating to the following shall not be subject to any exclusion or cap, including the liability exclusions and cap set forth in Section 23.1 and Section 23.2: (a) the gross negligence or willful misconduct of, or theft, fraud or criminal acts by, Provider, Provider Agents or Provider Personnel; (b) breach by Provider, Provider Agents or Provider Personnel of the compliance with Provider Laws; (c) bodily injury, including death, or damage to real or tangible personal property, including any related indemnification obligations for bodily injury, including death, or damage to real or tangible personal property; (d) limitations or exclusions not permitted by applicable Law. Losses paid with respect to the exceptions in this Section 23.3 shall not apply against the Damages Cap. 23.4 Damages Subject to the Enhanced Cap. Notwithstanding any other provision of the Agreement, liability or Losses arising from or relating to the following shall not be subject to exclusions and cap set forth in Section 23.1 and Section 23.2 but shall be subject to the Enhanced Cap: (a) breach of the confidentiality obligations or data protection obligations by Provider, Provider Agents or Provider Personnel under the Agreement; (b) indemnification claims under Section 22.1(c), (d), (e), (f), (g) and (h); (c) the Willful Abandonment of the Services. 23.5 Direct Damages. For the purposes of determining Provider’s liability under the Agreement, the following shall be considered direct damages (which shall be subject to Damages Cap, except as stated hereunder) and shall not be considered Indirect Damages: (a) costs of restoring, reloading, and (if necessary) recreating data and any information of the Company Entities lost or damaged (including journals and logs) as required by Company to the extent consistent with the provisions of the Agreement, in the event that Provider fails to make backups as required under the Agreement (including failure to accurately or completely make such backups) or fails to maintain and store such backups; (b) costs of rerunning or remediating reports or processes or correcting errors as a result of an error or problem relating to the Services or caused by Provider, Provider Agents or Provider Personnel; (c) costs of implementing and performing a workaround in respect of a failure to provide the Services, or costs incurred by the Company Entities to correct any deficiencies in the Services;

EXECUTION VERSION 31 (d) costs of replacing lost, stolen or damaged Equipment, Software and other similar materials; or costs and expenses incurred to correct errors in Software maintenance and enhancements provided as part of the Services, provided that this provision shall not be read to increase a Party’s obligations under the Agreement; (e) fines, regulatory assessments or similar charges assessed due to the failure of Provider to provide the Services or other breach by Provider of any of its obligations under the Agreement; and (f) cost of cover, including costs and expenses incurred to procure the Services from an alternate source. Notwithstanding anything contrary stated in this Agreement, to the extent Company is entitled to recover any of the foregoing specific damages of the type listed in Section 23.5 (b), (c), (d), and (f) as a result of the exercise of its Step-In Rights as set forth in Section 24.12, the limitation of Section 24.12(f), shall apply to Company’s recovery of such damages. For the avoidance of doubt, all payments made in respect of third party damages or Losses that are indemnified pursuant to this Agreement shall be considered direct damages, without regard to the nature of the claim which gave rise to such obligation to indemnify. 23.6 Enhanced Cap. The exclusions and cap on liability set forth in Section 23.1 and Section 23.2 shall not apply (a) to any breach of data protection obligations or other obligations with respect to Personal Data or obligations to comply with any privacy laws or Customer security policies under the Agreement (collectively, “Data Breaches”) by Provider, (b) Provider Personnel or Provider Agents or Provider's indemnification obligations under Section 22.1(c), (d), (e), (f), (g), and (h) or (c) the wrongful termination of the Agreement in whole or in part or the Willful Abandonment of the Services, provided that, with respect to such liability under this Section 23.6, Provider's total aggregate liability for Losses shall not exceed, in the total and aggregate, the Enhanced Cap. “Enhanced Cap” shall be **** times the Damages Cap. For the avoidance of doubt, the Enhanced Cap is in addition to Provider's liability under Section 23.2 for damages (other than for Data Breaches or damages for wrongful termination or Willful Abandonment, and indemnification claims with respect to Section 22.1(c), (d), (e), (f), (g), and (h)). In no way shall any limitations stated in this Agreement limit either Party’s liability for gross negligence, willful misconduct, fraud or criminal activity of the respective Parties. 23.7 Reasonable and Customary Costs. Notwithstanding any other provision of the Agreement, Provider shall, subject to the Enhanced Cap, reimburse Company for proven reasonable and customary out of pocket costs and expenses reasonably incurred by the Company Entities to the extent attributable to any violation of Provider’s duties hereunder with respect to safekeeping of Company Data or Personal Data of the Company Entities (“Reasonable and Customary Costs”). Reasonable and Customary Costs include the following costs and expenses of the Company Entities associated with addressing, remediating and responding to the violation: (a) preparation and mailing or other transmission of legally required notifications; (b) preparation and mailing or other transmission of communications to customers, agents and others required by Law, required or recommended by a Governmental Authority and/or agreed to by the Parties as a reasonable mechanism for mitigating the breach; (c) establishment of a call center and other communications procedures in response to such violation (e.g., customer service FAQs, talking points and training); (d) public relations and other similar crisis management services; (e) reasonable legal and accounting fees and expenses associated with the Company Entities’ investigation of and response to such event; (f) costs for credit reporting services not to exceed **** months or such longer time required by Law or required or recommended by a Governmental Authority or agreed to by the Parties as a reasonable mechanism for mitigating the breach; and (g) all claims for government fines, penalties and interest imposed by a Governmental Authority. 23.8 Other Requirements. Losses suffered by any of the Company Entities, shall be deemed Losses suffered by Company and treated as direct damages for the purposes of determining Provider’s liability and other rights and obligations hereunder. Both Parties will have a duty to use reasonable efforts to mitigate any Losses for which the other Party is responsible. 23.9 Existing Liability. Company agrees that Provider shall not be responsible for Losses resulting from the services performed by Company or provided or supplied by Company’s existing service providers prior to the MSA Effective Date whether such Losses arise on or after the start of the first Transition under the first SOW under the Agreement. The foregoing shall not be deemed to relieve Provider from providing the Services (including its failure to provide the Services) as described in the applicable SOW, which include change of conditions in Company’s existing IT environment, as agreed under the applicable SOW and related Schedules.

EXECUTION VERSION 32 24. TERM AND TERMINATION 24.1 Agreement. The term of the Master Agreement shall commence on the MSA Effective Date and shall continue until terminated in accordance with its terms (the “MSA Term”). The term of the Master Agreement shall extend and renew for so long as any SOWs remain in effect (including through an extension or renewal of such SOWs, as provided in Section 24.2), or as long as any Project Orders remain in effect, with respect to such SOWs and Project Orders that remain in effect. 24.2 SOWs. (a) The term of the SOW shall commence on the effective date as expressly set forth in the applicable SOW (the “SOW Effective Date”), and shall continue until the end date as expressly set forth in the applicable SOW, unless such SOW is terminated earlier in accordance with the terms of the Agreement (the “SOW Initial Term”). Any individual SOW may be cancelled or terminated in whole or in part, independently of the rest of the Agreement or another SOW, with any provision of the Agreement relevant to such termination or cancellation applying, in such case, only to that SOW. Cancellation or termination of the Agreement cancels or terminates all SOWs unless Company expressly specifies otherwise. (b) Company may continuously renew the term of an SOW in whole or in part on the terms and conditions set forth therein (including mutually agreed Fees then in effect as of the end of the term being renewed, but excluding any provisions relating to termination charges, wind-down costs or other termination or expiration related charges or expenses, which shall not apply) (each, an “SOW Renewal Term”) upon at least **** days’ notice to Provider prior to the end of the SOW Initial Term or any SOW Renewal Term, as applicable; provided that the SOW Renewal Terms shall not in the aggregate exceed three years from the end of the Tower Initial Term (the SOW Renewal Terms and the SOW Initial Term collectively, the “SOW Term”). 24.3 Termination for Convenience. Company may terminate the Agreement or any of the SOWs in whole for convenience and without cause at any time by giving Provider at least **** days’ prior written notice designating the termination date. 24.4 Termination for Cause. Company may, by giving written notice to Provider, terminate the Agreement or any of the SOWs, in whole or in part, for cause as of a date specified in a notice of termination if any of the following occur: (a) Provider breaches any of its material obligations under the Agreement or any of the SOW, which breach is not cured within **** days after notice of breach from Company to Provider; (b) Provider breaches any of its material obligations under the Agreement or any of the SOW, which breach is not capable of being cured within **** days; provided that the Parties acknowledge that Provider’s failure to properly perform the Services and any and all performance related breaches are obligations of Provider that shall be deemed as capable of being cured; (c) Provider breaches any of the confidentiality or data safeguard provisions in the Agreement, which remains uncured for a period of **** Business Days; (d) Provider commits numerous or repeated breaches (four or more) of its duties or obligations in any rolling **** month period under the Agreement or any of the SOW which in the aggregate are material, even if cured; subject to Section 30.6; (e) if (A) the amount of Service Level Credits that Provider is obligated to credit to Company in any rolling **** month period exceeds ****% of the cumulative applicable At Risk Amount for each individual Tower (if there are multiple Towers) or the SOW (if there is just one Tower) during such rolling **** month period (for the sake of clarity in a rolling **** months period Provider has had Service Level Defaults resulting in Service Level Credits being paid in each month over ****%, and during the **** months rolling period that have exceeded ****% of the At Risk Amounts) or (B) there is a Minimum Service Level Default for Critical Service Level with respect to the same CPI more than **** times in any rolling **** month period. 24.5 Termination in Part. (a) Company may upon **** Business Days’ prior written notice to Provider subject to any pricing renegotiation as specified in the applicable SOW (including, for the first SOW, under Section 8 of Schedule 6), insource, resource or otherwise terminate for convenience and without cause the Services or any SOW in part at any time. If Company chooses to terminate the Services or a SOW in part (i.e., less than termination of the SOW in its entirety), the Fees shall be appropriately adjusted to reflect those Services that are not terminated (to the extent there is not an adjustment mechanism provided for). Such appropriate adjustment may require Company to pay any termination fees or wind-down costs which shall be mutually agreed (including, for example, severance to Provider Personnel. This Section 24.5(a) does not apply to Projects that may be terminated pursuant to Section 24.5(b).

EXECUTION VERSION 33 (b) Subject to any pricing renegotiation as specified in the applicable SOW (including, for the first SOW, under Section 8 of Schedule 6) Company may terminate any SOW or Project Order for convenience in whole or in part and without cause at any time by giving Provider at any time upon (i) **** days prior written notice (unless a specified duration is agreed in the applicable SOW or Project Order) for any SOW or Project Order with a term of less than **** days, (ii) **** days’ prior written notice for any SOW or Project Order with a term between **** days and one year, or (iii) **** days’ prior written notice for any SOW or Project Order with a term over one year, in each case designating the termination date. 24.6 Termination by Provider. Provider may, by giving written notice to Company in accordance with this Section 24.6, terminate the Agreement as of a date specified in the notice of termination (which date must be at least **** days after the date of such notice and within the **** days of Company’s failure to pay, that triggered the event of termination and be unpaid at the time of such termination notice; provided that if Company has undergone an Insolvency Event, only a **** day notice period is required) and the foregoing shall apply only if Company fails to (a) pay Provider when due **** months of complete undisputed invoices under the Agreement submitted in accordance with Section 10.1 and Exhibit 3 when due under the Agreement; and (b) make payment of such invoices within **** days of notice from Provider of the failure to make payment. This termination right shall not apply if Company cures such breach resulting to nonpayment within the timeframe mentioned in the notice period. For the avoidance of doubt, the rights in this Section 24.6 and Section 10.3(b) are Provider’s only termination rights under the Agreement. 24.7 Critical Services and Critical Systems. If Provider fails to provide or is unable to restore (a) any Service specified in Exhibit 14 (each, a “Critical Service”) or any System specified in Exhibit 14 (each, a “Critical System”) and does not, within 24 hours (unless another time is otherwise specified in Exhibit 14 as the trigger for this Section 24.7, in which case within such time) after receipt of a notice from Company with respect to such failure, cure such failure or, if such failure cannot be cured within 24 hours (unless another time is otherwise specified unless another time is otherwise specified in Exhibit 14 as the trigger for this Section 24.7, in which case within such time); or (b) any Critical Service or Critical System more than **** times in any consecutive **** day period during the MSA Term, then Company may, upon notice to Provider, terminate the Agreement or any of the SOWs for cause in whole or in part as of the termination date specified in the notice. For clarity, no cure period shall apply in the event of a failure or inability to restore and provide the Services and Systems as set forth in this Section 24.7. 24.8 Termination for Insolvency. Company may, by giving notice of **** days’ notice thereof to Provider, terminate the Agreement or any of the SOWs in whole or in part as of the date specified in such termination notice upon the occurrence of an Insolvency Event. Provider may suspend any services under this Agreement with a **** days prior written notice, in the event of non- payment by Company resulting from insolvency or bankruptcy event of Company. 24.9 Termination for Governmental Investigation of Financial Irregularities. Company may, by giving written notice of **** days thereof to Provider, terminate the Agreement or any of the Towers in whole or in part for cause as of the date specified in such termination notice in the event Provider is or becomes the subject of any action or investigation by any Governmental Authority or regulatory agency that (a) in Company’s judgment could render Provider unable to provide any of the Services in accordance with the requirements of the Agreement; (b) involves material fraud or financial irregularities by or on behalf of Provider or any illegal activities by or on behalf of Provider; or (c) could negatively impact Company’s reputation. 24.10 Termination for Change of Control. In the event of a Change of Control of Provider or any Company Entity where control is acquired, directly or indirectly, in a single transaction or series of related transactions, or all or substantially all of the assets of Provider or any Company Entity are acquired, by any entity, or Provider or any Company Entity is merged with or into another entity to form a new entity, then Company may, at any time, terminate the Agreement or any of the SOWs in whole or in part by giving Provider at least **** days’ prior written notice and designating a date upon which the termination shall be effective. For the avoidance of doubt, a material reduction in the then-current Services may be subject to a pricing renegotiation as specified in the applicable SOW (including for the first SOW, under Section 8 of Schedule 6). 24.11 Liability Cap. If, at any time, the total aggregate liability of Provider for claims asserted by Company arising out of or relating to the Agreement exceeds ****% of the Damages Cap, then Company may terminate for cause the Agreement or any of the SOWs in whole or in part. The rights in this Section 24.11 are non-exclusive, and Company shall have all other rights and remedies available under Law or otherwise, including damages claims under the other provisions of the Agreement. 24.12 Step-In Rights.

EXECUTION VERSION 34 (a) If Provider fails to provide any Services for more than the maximum restoration time set forth in Exhibit 14, Company may, at its option, take control of the part of the Services that is impacted and, in doing so, may take such other action as is reasonably necessary to restore the Services, including engaging a third-party service provider. (b) In addition, Company has the right, in its sole discretion, to appoint any Company staff, one or more third parties, or any combination thereof, to manage and provide the Services (or part thereof) (the following, together with the rights in Section 24.12(a), “Step-In Rights”) where (i) a breach by Provider of any of its obligations under the Agreement has occurred which has created, or results in a material interruption or disruption in the provision of any of the Services; provided that in the event of such a breach Company shall consult with Provider on potential expedited remedies for such breach prior to exercising its Step-In Rights; (ii) Provider has accrued or incurred Service Level Credits that, in the aggregate, exceed ****% of the At Risk Amount in any period of **** consecutive calendar months for each individual Tower (if there are multiple Towers) or the SOW (if there is just one Tower) (for the sake of clarity in **** consecutive calendar months Provider has had Service Level Defaults which have resulted in Service Level Credits being paid in each month during the **** months that exceeded ****% of the At Risk Amounts); (iii) a termination event has occurred (excluding termination for convenience which includes reduction of Towers without a material cause, Force Majeure Event); (iv) a Governmental Authority advises Company in writing that the exercise of Company’s Step-In Rights is necessary or desirable; (v) Provider undergoes a Change of Control; or (vi) if there is an actual fraud being committed in relation to any or all of the Services by the Provider. (c) In exercising its Step-In Rights, Company shall have the right to itself provide, or may employ one or more replacement third parties to provide, the affected Services in whole or in part. Provider shall cooperate fully with and provide all necessary assistance to Company and any such replacement third parties to enable the affected Services to resume. Provider shall cooperate fully with Company and its third parties and provide all reasonable assistance at no charge to the Company Entities to restore such Services as soon as possible, including giving End Users and their agents all requested access to Provider’s premises, Equipment, Software (including third-party Software) and materials specific to the Services being provided under this Agreement, subject to the reasonable data and physical security obligations that Provider typically imposes on any third party given the type of access rights requested by Company. Provider’s assistance shall include granting Company or its third parties reasonable access to management records and systems which relate to the affected Services as needed to provide the Services, and, if Company requests, providing written confirmation that Company may give to third parties confirming that Company is exercising its rights in compliance with the Agreement. (d) Without limiting the other rights in the Agreement, Company may request the right to, and Provider shall allow Company to, second its staff into Provider prior to implementing its Step-In Rights to ascertain the extent of the issues causing the deficiencies and, if Company deems it appropriate, take over management of Provider’s performance. Provider shall not be entitled to receive the charges or fees to the extent they are performed by Company or Company Agents, and Company shall have the right to pursue all damages and all other rights and remedies under the Agreement arising from Provider’s breach, including the Company Entities’ cost of cover and expenses incurred, subject to the limitations stated in this Section 23.2. (e) Company may exercise its Step-In Rights by giving Provider notice (the “Step-In Notice”), which Step-In Notice must specify in reasonable detail the basis on which Company is entitled to exercise its Step-In Rights and the affected Services, including the date on which Company intends to commence exercising its Step-In Rights (the “Step-In Date”). (f) If Company exercises its Step-In Rights, then (i) Company shall not be obliged to pay or make any payments (whether Fees or otherwise) to Provider for affected Services that Company is providing; (ii) Provider shall bear only incremental costs or expenses incurred by Provider in taking such steps as are required by Company pursuant to Company’s exercise of its Step-In Rights in accordance to the Section 24.12(b); and (iii) Provider shall reimburse Company for only the incremental costs Company incurs in procuring and using a replacement provider to perform the affected Services, provided these incremental costs in total and aggregate shall not exceed ****% of the fees normally payable to Provider by Company for the affected Services for a **** day period. If Company continues to exercises its Step-In Rights for more than **** days after the Step-In Date, then Provider’s obligations under subsection (iii) shall cease; provided, that, Company reserves and shall continue to have the right to pursue damages and its other remedies under the Agreement subject to the limitations stated in Article 23. Notwithstanding anything contrary contained herein above, any amounts under this Section 24.1 shall be paid only in the event that Company exercises its Step-In Rights in accordance with Section 24.12(b)(i), (ii), (iii) or (vi). (g) Subject to Company’s other rights under the Agreement (including termination rights), Company’s Step-In Rights shall end when the event giving rise to the Step-In Rights is resolved to Company’s satisfaction and Company is satisfied with Provider’s ability to resume the Services. Company shall deliver written notice to Provider specifying

EXECUTION VERSION 35 the date Company plans to conclude its Step-In Rights (such notice is the “Step-Out Notice” and the date for conclusion of the Step-In Rights is the “Step-Out Date”). If Company otherwise has the right to terminate the Agreement or any of the Towers, Company may issue a termination notice and Company shall have the right to continue exercising its Step-In Rights until the later of the effective date of termination or the end of the applicable Termination Assistance Period. Following receipt of a Step-Out Notice, Provider shall meet with Company to discuss Company’s findings as a result of the exercise of its Step-In Rights. Within 15 Business Days after the meeting, Provider shall develop and deliver to Company a written plan for Provider to restore the affected Services to the standards required by the Agreement by the Step-Out Date. Provider shall incorporate Company’s recommendations into the plan. Following Company’s approval of such plan, Provider shall implement the plan and devote sufficient resources to ensure that delivery of the affected Services is restored to meet the requirements of the Agreement, including the Service Levels, on and following the Step-Out Date. Company has the right to extend the Step-Out Date if Company is not reasonably satisfied with Provider’s ability and plan to resume performance of the Services. 24.13 Termination Fees. No termination fees, wind-down costs or other charges or expenses shall be payable by the Company Entities in connection with the termination or expiration of the Agreement in whole or in part unless expressly agreed in the applicable SOW. If Company terminates an SOW for convenience, Company shall pay the termination fees, if any, as agreed to by the Parties in the applicable SOW and for all Services performed in accordance with the Agreement as of the effective date of any such termination. 24.14 No Additional Fees. Upon Provider’s receipt of a notice of termination of the Agreement or an SOW or Project Order individually from Company, Provider agrees to immediately discontinue all work described in the applicable SOW or Project Order and not incur any further fees or expenses without Company’s prior written approval. If Company (a) has paid in advance for any Services, work product or Deliverables under such SOW or Project Order that have not been rendered as of the date of termination; or (b) has paid in advance for any Services or Deliverables under such SOW or Project Order that are deficient (e.g., does not pass required tests , acceptance criteria and/or description of the work), then, within 30 days of termination Provider agrees to reimburse Company all amounts paid in advance with respect to such terminated or rejected Services, work product and Deliverables. 24.15 Suspension. If Company elects to suspend a Service for convenience, such suspension shall be addressed in accordance with the Change Control Procedures. At the end of any such suspension, Company acknowledges that the Provider Personnel originally assigned to the performance of the Services prior to any such suspension may not be available to resume performance of the Services following the end of any such suspension. If the Company elects to suspend Services for its convenience for a period of **** days or more then both Parties will evaluate the effects of this suspension on Services. The cost for reinstating the Services will be determined through the Change Control Procedures. For a suspension made pursuant to this Section 24.15, the completion dates of any Deliverables shall be adjusted by the number of days that the completion of the Deliverables are suspended unless otherwise agreed by the Parties, without any penalty to Provider or credits to Company For the sake of clarity, the term "suspension" as used within this Section 24.15 involves a request made by Company to Provider through a written notice of not less than **** days that required Provider to stop performance of the Services, for Company’s own convenience, for a period of **** days or more within a given month. 25. TERMINATION ASSISTANCE 25.1 Termination Assistance. (a) Commencing 90 days prior to the expiration of the Agreement or on an earlier date as Company may request, or commencing upon any notice of termination (including insourcing or re-sourcing) or of nonrenewal of the Agreement (including notice based on default by Company) in whole or in part, and continuing for 12 months after the effective date of expiration or termination (the “Termination Assistance Period”), Provider shall provide to Company or to its designee (collectively, “Successor”), the Services and such other termination/expiration assistance (including training and the transfer of knowledge) requested by Company (the Services and such assistance Services, collectively, the “Termination Assistance Services”) to allow the Services to continue without interruption or adverse effect and to facilitate the orderly transfer of the Services to the Successor . To the extent Provider is required to use additional resources not already assigned to perform the Services, then Company shall pay fees for Termination Assistance Services based on the charges set forth in the applicable SOW or the [Rate Card]; provided that, if termination is by Company for cause, Company shall only be responsible for costs associated with the ongoing provision of the Services and shall not be responsible for costs for other termination/expiration assistance provided by Provider. Provider shall provide the Termination Assistance Services in accordance with the requirements of the Agreement, including the Service Levels. Any limitations or any minimums or any thresholds shall not be applicable during the Termination Assistance Period(s). Notwithstanding anything to the contrary in the Agreement, in the event that Company terminates the Service associated with a Resource Unit or the Resource Unit consumption is

EXECUTION VERSION 36 zero, then unless otherwise directed by Company the Resource Unit (and associated Fees) shall be removed. Notwithstanding anything contrary contained herein, in any event if the termination is for any other reason except for cause, Provider shall provide Termination Assistances Services at an additional cost as agreed between the Parties. (b) In the process of evaluating whether to undertake or allow termination, expiration or renewal of the Agreement in whole or in part, Company may consider obtaining, or determine to obtain, offers for performance of services similar to the Services following termination, expiration or renewal of the Agreement in whole or in part. As and when reasonably requested by Company for use in such a process, Provider shall provide to Company such information and other cooperation regarding performance of the Services as would be reasonably necessary for a third party to prepare an informed, non-qualified offer for such services. 25.2 Exit Rights. At any time during the applicable Termination Assistance Period (including after the in-sourcing or re- sourcing of a portion of the Services), as designated by Company: (a) Company shall have the rights set forth in Article 14 and Provider shall deliver to Company or the Successor a copy of all Provider Intellectual Property licensed to Company for use after the MSA Term pursuant to Article 14. (b) Provider shall (i) deliver to Company and its designees all work then in the process of development by Provider and all related documentation, all in both source code form and object code form for Software, and (ii) return to Company and its designees all Company-owned, leased, licensed or provided assets in the possession or under the control of Provider and Provider Agents. (c) Upon Company’s request, with respect to any agreements for maintenance or other third-party services being used by Provider or Provider Agents primarily to provide the Services Provider shall, and shall cause Provider Agents to, transfer or assign such agreements to Company and its designee(s) (i) at no charge to the Company Entities or any designee for any such agreements entered into in connection with the Agreement or during the MSA Term or any Termination Assistance Period; and (ii) otherwise if permitted by the third-party contract at no cost to Provider. Upon Company’s request, Provider shall transfer to Company or its designee(s) any Equipment, peripheral materials and related items owned by Provider (including the licenses to the operating system Software thereon, subject to Company entering into separate license Agreement, if required by the applicable vendor) being used by Provider or Provider Agents to perform the Services at net book value, free and clear of all liens, security interests or other Encumbrances, at no charge to the Company Entities. (d) Upon Company’s request, with respect to license or lease agreements for any Software, peripheral materials, related items and Equipment (including the licenses to the operating system Software thereon) being used by Provider or Provider Agents to perform the Services, Provider shall, and shall cause Provider Agents to: (i) transfer or assign such agreements to Company and its designee(s) (1) at no charge for the transfer or assignment to the Company Entities for any such agreements entered into in connection with the Agreement or during the MSA Term or any Termination Assistance Period; and (2) otherwise if permitted by the third-party contract at no cost to Provider; or (ii) allow Company to buy out any such leases for Equipment. (e) Subject to the confidentiality obligations under this Agreement, Provider shall grant to Company or its designees access to the Provider Sites and all of its resources, data and information solely to the extent necessary for the purposes of knowledge transfer and training under this Agreement and only for the Services provided by the Provider. In addition, Company may provide such data and information directly to any Successors for the purposes of knowledge transfer and training. (f) Provider shall (i) provide such information as Company may reasonably request relating to all former employees and contractors of Company who were hired by the Provider to perform services under this Agreement (“Transferred Personnel”) (including information and copies of any records relating to numbers, salary and benefit levels, or length of service), and Provider shall make such information available to potential Successors as designated by Company; and (ii) for 12 months beginning on the commencement of the Termination Assistance Period, only reassign (other than promotional changes consistent with Provider’s customary and ordinary business practices, except for Key Provider Personnel) or terminate the employment or engagement contract (other than for cause) of any Provider Personnel in accordance with the agreed-upon transition-back plan, without Company’s prior written consent, and while such Provider Personnel are providing the Services as contemplated by the transition-back plan, not make any material changes to the terms and conditions of employment or engagement of Provider Personnel who perform services for Company under the Agreement, other than compensation changes consistent with Provider’s customary and ordinary business practices.

EXECUTION VERSION 37 (g) The Successor shall be permitted but not obligated, without interference from Provider, to make offers to and/or hire any Transferred Personnel that are performing the Services as of the date Provider receives notice of termination or, in the case of expiration, within the 12-month period prior to expiration. Provider shall provide the Successor with reasonable access to these employees, shall not interfere with the Successor’s efforts to hire such employees (e.g., by making counteroffers) and shall waive any noncompetition or other restrictive provisions in the employees’ employment contracts (if applicable); provided, however, that Provider shall notify Company if Provider believes that it shall not be able to meet specific Service Levels without any particular Provider Personnel. Upon agreement of the Parties to the Service Level relief and upon hiring of such Transferred Personnel by the Successor, Company shall relieve Provider from meeting the specified Service Levels. Company’s rights under this Section 25.2(g) shall take precedence over any employee’s employment contract or covenant that may otherwise limit an employee’s right to accept employment with the Company Entities. (h) Where there is a partial termination of the Agreement or any of the Towers, including any insourcing or re-sourcing of a portion of the Services, then this Section 25.2 shall apply only in relation to the resources and other items (the “Affected Resources”) that are associated with the Services to be terminated, insourced, or resourced. As soon as practicable after Company exercises its rights to partially terminate the Agreement or any of the Towers, or insource or resource any Services, Provider shall notify Company if any such Affected Resources are necessary for the provision of the remaining Services and cannot be duplicated; whereupon Company and Provider shall agree on, and failing agreement within a reasonable time Company shall specify, an appropriate allocation of such Affected Resources at mutually agreed terms and conditions. (i) Provider shall timely respond to all Company requests relating to the Termination Assistance Services. Provider shall make every effort to promptly respond to all Company requests made in accordance with the termination assistance provisions of the Agreement. Provider shall provide Termination Assistance Services to Company regardless of the reason for termination. 26. DISASTER RECOVERY AND BUSINESS CONTINUITY 26.1 Disaster Recovery Plans and BCPs. The high-level design and processes for disaster recovery and business continuity are attached as Exhibit 14. During each Transition, Provider shall develop and deliver to Company for its approval Provider’s detailed disaster recovery and business continuity plans, which shall be attached to and become part of Exhibit 14 (each, a “BCP” or “Business Continuity Plan”). The BCPs shall be revised and updated by Provider from time to time and Provider shall submit such revised and updated BCPs to Company for review and written approval. The Parties shall meet periodically, as specified by Company, to discuss and analyze the status of all BCPs. Provider shall provide a written report to Company for such discussions and analysis which shall analyze the effectiveness of the applicable BCP, propose necessary changes, suggest improvements, and provide an updated risk assessment for the Services to which such BCP relates. Company must be notified in writing of any changes to Provider Personnel specified in the BCPs as these changes occur. The BCPs shall be formally reviewed by the Parties every six months. 26.2 Business Continuation. Provider shall during the SOW Term and any Termination Assistance Period implement and comply with the BCPs as set forth in Exhibit 14 and test and successfully certify to Company that the BCPs are fully operational and capable of restoring operations so that Provider is providing the Services in accordance with Service Levels within the time frames set forth in the BCPs twice during the first 12-months after the Commencement Date (the first test and certification must occur within three months of the completion of the Commencement Date, once during every other calendar year thereafter and otherwise upon Company’s request. Upon the discovery by Provider of a disaster or business interruption, Provider shall immediately provide Company with notice of the disaster or business interruption. 26.3 Minimum Restored Services. In the event of a disaster or business interruption, Provider shall at a minimum restore the Critical Services and Critical Systems in accordance with Exhibit 14 (and all of the Services within **** hours following the occurrence of the disaster or business interruption) by implementing the applicable BCPs. If any of the Services are not reinstated within the applicable time period pursuant to this Article 26 so that Company receives all of the Services in accordance with the Services Levels, then Company may procure such Services from an alternate source and Provider shall reimburse Company for the costs and expenses incurred by Company in procuring such Services. In the event Provider does not restore the Critical Services and Critical Systems within the time frames set forth in the Agreement or any of the BCPs (and all other Services within **** hours), Company may terminate the Agreement in whole or in part, upon notice to Provider, for cause. In the event of implementation of any BCP, Provider shall not increase the Fees or charge the Company Entities usage fees in addition to the fees to be paid under the Agreement. 27. RELATIONSHIP OF PARTIES

EXECUTION VERSION 38 Provider hereby agrees that neither it, nor any of the Provider Personnel, is an employee or has any employment relationship with Company, any entity in the Company Entities, or any End User. Provider shall be responsible for all employment- related issues and requirements (including all immigration issues, processing visas, providing workers’ compensation or unemployment insurance, payment of wages and benefits, payment of all employment-related taxes, workers’ compensation and unemployment benefits and ensuring compliance with all applicable Laws) arising in connection with Provider Personnel. Provider, not Company, has the right, power, authority and duty to supervise and direct the activities of the Provider Personnel and to compensate such Provider Personnel for any work performed by them on the behalf of or for Company pursuant to the Agreement. Provider, and not Company, shall be responsible and therefore solely liable for all acts and omissions of Provider Personnel. 28. PUBLICITY Provider, Provider Agents and Provider Personnel shall not (a) use, in advertising or publicity or in any way related to the Agreement, the name of any Company Entity or any of their directors, officers, managers, employees, consultants or agents or any trade name, trademark, service mark, logo or symbol of any of the Company Entities, unless otherwise agreed to by Company in advance; or (b) issue or release any statement, article, advertisement, public or private announcement, media release or other similar publicity. 29. FORCE MAJEURE 29.1 Generally. (a) If and to the extent that performance by a Party (an “Affected Party”) of any of its obligations pursuant to the Agreement is prevented, hindered or delayed by earthquake, elements of nature or acts of God or any other similar cause beyond the reasonable control and without the fault or negligence of the Affected Party (each, a “Force Majeure Event”), and such nonperformance, hindrance or delay could not have been prevented by reasonable precautions, then the Affected Party shall be excused for such hindrance, delay or nonperformance, as applicable, of those obligations affected by the Force Majeure Event for as long as such Force Majeure Event continues and the Affected Party continues to use commercially reasonable efforts to recommence performance whenever and to whatever extent reasonably possible without delay, including through the use of alternate sources, workaround plans or other means; provided, however, that the use of such alternate sources, workaround plans or other means shall cease upon the cessation of the Force Majeure Event. Notwithstanding the foregoing, a Force Majeure Event expressly excludes (i) a strike, walkout, lockout, labor shortage, labor dispute, material shortage, or any industrial dispute involving Provider, Provider Personnel or Provider Agents; (ii) any delay or failure in Provider’s supply chain or any difficulties which Provider may be experiencing which could detrimentally impact performance of its obligations under the Agreement; or (iii) any non-performance by a Provider Agent regardless of cause. (b) For so long as a Force Majeure Event continues, the non-Affected Party shall, upon the Affected Party’s reasonable request, reasonably cooperate with the Affected Party. The Affected Party shall immediately notify the other Party of the occurrence of the Force Majeure Event and describe in reasonable detail the nature of the Force Majeure Event. The occurrence of a Force Majeure Event does not excuse, limit or otherwise affect Provider’s obligation to implement the BCPs and restore the Services and the Systems in accordance with the Agreement, including Exhibit 14. (c) If and for so long as any Force Majeure Event or COVID Event prevents, hinders or delays performance or receipt of any Services or availability of the Systems for the periods set forth in Exhibit 14, Company may implement the Step-In Rights under Section 24.12. If the Force Majeure Event or COVID Event prevents or is likely to prevent Provider from implementing any of the BCPs, Company may terminate the Agreement or any of the Towers in whole or in part. Notwithstanding any Force Majeure Event or COVID Event, in the event Provider does not restore the Services within any of the time frames set forth in the BCP or Exhibit 14, then Company shall have the termination rights set forth in Section 24.7. 29.2 No Payment for Unperformed Services. If Provider fails to or otherwise does not provide the Services, the Fees under the Agreement shall be adjusted in a manner such that Company is not responsible for the payment of Fees (or other charges) for Services that Provider fails to provide. 30. DISPUTE RESOLUTION 30.1 Dispute Resolution. In the event a Party has a dispute or claim arising out of or relating to the Agreement, then either Party may request that the dispute be escalated to senior management representatives of both Parties. Such representatives shall meet within **** days of the request. The **** day period following such meeting in the preceding sentence shall be referred to as the “Initial Dispute Resolution Period.” If such representatives cannot resolve the dispute during the Initial

EXECUTION VERSION 39 Dispute Resolution Period, then the Parties may escalate such dispute within their respective organizations or pursue their other rights and remedies at Law or in equity. During the course of dispute resolution discussions, all reasonable requests made by one Party to the other for non-privileged information, reasonably related to the dispute, shall be honored. Proposals and communications exchanged during the informal proceedings described in this Article 30 between the Parties shall be privileged, confidential and without prejudice to a Party’s legal position in any formal proceedings. All such proposals and communications, as well as any conduct during such proceedings, shall be considered confidential settlement discussions and proposals, and shall be inadmissible in any subsequent proceedings. 30.2 Other Remedies. Initiation of the dispute resolution process as described above shall not prevent any Party from exercising any of its other rights or remedies hereunder including the right to terminate the Agreement or seek injunctive relief. Notwithstanding anything contained in the Agreement, each Party shall have the right to institute judicial proceedings against the other Party, or anyone acting by, through or under such other Party, in order to enforce the instituting Party’s rights hereunder through reformation of contract, specific performance, injunction or similar equitable relief. 30.3 Continuity of Services. Provider acknowledges that the adhering to mutually agreed timelines is crucial for it successful and complete performance of its obligations pursuant to the Agreement. Accordingly, in the event of a dispute between Company and Provider, subject to Section 10.3, Provider shall continue to so perform its obligations under the Agreement, during the resolution of such dispute unless and until the Agreement is terminated in accordance with the provisions hereof (or after the expiration of any Termination Assistance Period if later). Provider expressly acknowledges and agrees that it shall not deny, withdraw or restrict Provider’s provision of the Services to Company under the Agreement. The time frame for a Party to cure any breach shall not be tolled by the pendency of any dispute resolution procedures. 30.4 Right to Bring Claims. (a) All claims by Company and any Company Entity arising under the Agreement may be brought by Company against Provider. Only Company is entitled to bring a claim against Provider that a Company Entity may have arising under the Agreement. Company is entitled to recover any amounts owed to Company or any Company Entity resulting from such claims or causes of action. (b) No Affiliates of Provider and no Permitted Subcontractor has a right to bring, or may bring, a claim against Company or any Company Entity under the Agreement. 30.5 Scope Disputes. (a) In the event the Parties do not agree as to whether (i) a Project is an In-Scope Project or a Billable Project; (ii) a service is a New Service or part of the Services; or (iii) Changes are to be implemented as part of the Services or at an additional charge (“Scope Dispute”), Provider shall commence work for a period of four weeks and the Scope Dispute shall be escalated immediately to Company and Provider. If they cannot resolve such Scope Dispute, then the matter shall be referred to the escalated dispute resolution procedures set forth above. (b) During the 30-day period following the commencement of work (the "30 Day Escalation Period"), the Parties shall work in good faith to resolve the Scope Dispute. (c) If the dispute remains unresolved at the end of the 30 Day Escalation Period and the Services are required to comply with Laws (including without limitation any dispute or investigation settlement that did not otherwise reach final decision), Provider shall continue to perform the Services and the Parties shall submit the dispute to a mutually acceptable third party mediator. Said mediator shall resolve the Scope Dispute (including the amount of additional Fees, if any) as soon as reasonably practicable. Following such decision, Company shall, at its option, instruct Provider either to continue to perform said Services on the terms decided by the mediator or to discontinue said Services and pay for the work performed to date. (d) If the dispute remains unresolved at the end of the 30 Day Escalation Period and the Services are not required to comply with Laws (including without limitation any dispute or investigation settlement that did not otherwise reach final decision), Provider may elect to stop performing the Services (and the same shall not be considered as Willful Abandonment) and the Parties shall submit the dispute to a mutually acceptable third party mediator. Said mediator shall resolve the Scope Dispute (including the amount of additional charge, if any) as soon as reasonably practicable. Following such decision, Company may, at its option, instruct Provider to resume said Services on the terms decided by the mediator. (e) Upon resolution of the Scope Dispute, Company and Provider shall enter into an SOW, Project Order or Change Request, as applicable. Company shall promptly pay to Provider any additional amounts determined to be owed to Provider.

EXECUTION VERSION 40 (f) Provider shall have the right retain possession of any outstanding Deliverables that are then due, in connection with the Services that are subject to the Scope Dispute and will release them to the Company only after the dispute has been resolved. 30.6 Improvement for Numerous or Repeated Breaches. Prior to terminating the Agreement or any SOW under Section 24.4(d), Company shall notify Provider of Provider’s numerous or repeated breaches of its duties or obligations under the Agreement or any of the SOW that is the basis of its belief that the termination right under Section 24.4(d) is triggered. Upon receipt of such notice, Provider shall promptly create a remediation plan, which shall be subject to Company’s review and approval, designed to eliminate the causes of the numerous or repeated breaches. If (a) the Parties are unable to agree upon a remediation plan within 30 days of Company’s first notice to Provider, (b) Provider fails to implement the agreed upon remediation plan, or (c) the breaches addressed by such remediation plan continue, Company may, upon notice to Provider terminate the Agreement or any SOW in whole or in part. 31. GENERAL 31.1 Governing Law. The Agreement shall be interpreted and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws provisions. Any legal action, suit or proceeding arising out of or with respect to the Agreement shall be brought solely and exclusively in the United States District Court for the Southern District of New York, and, by execution and delivery of the Agreement, each Party hereby irrevocably accepts the exclusive jurisdiction of the aforesaid courts. Each Party hereby further irrevocably waives any claim that any such court lacks jurisdiction over it, and agrees not to plead or claim, in any legal action or proceeding with respect to the Agreement brought in any of the aforesaid courts, that any such court lacks jurisdiction over it. Each Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with the Agreement brought in the courts referred to in this Section 31.1 and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Provider further irrevocably consents to the service of process from any of the aforesaid courts by mailing copies thereof by registered or certified mail, postage prepaid, to such party at its address designated pursuant to the Agreement, with such service of process to become effective 10 Business Days after such mailing. Provider hereby agrees that the Company Entities may enforce a judgment, lien, arbitral award, injunction or other remedy or relief against Provider in any court in the United States or outside the United States. 31.2 Headings. The headings used in this Agreement are for the convenience of the Parties only and shall not be deemed a part of, or referenced in, construction of this Agreement. 31.3 Assignment. The Agreement will be binding on the Parties hereto and their respective permitted successors and assigns. Without the prior written consent of Company, Provider shall not have the right to transfer, assign or delegate its rights or obligations under the Agreement, whether directly or by merger or otherwise by operation of Law, by Change of Control or otherwise. Company shall have the right in its sole discretion to transfer or assign the Agreement in whole or in part, upon the provision of prior written notice to Provider, to: (a) any Company Entity; (b) a purchaser or acquirer of all or substantially all of the capital stock or assets of Company; or (c) an entity with which Company consolidates or merges. Any assignment in contravention of this Section 31.3 shall be void and of no effect as between the Parties. 31.4 No Waiver. A delay or omission by either Party to exercise any right or power under this Agreement shall not be construed to be a waiver thereof. A waiver by either of the Parties of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant in this Agreement. 31.5 Entire Agreement. The Agreement, including the Master Agreement, the Exhibit, the SOWs and Project Orders, constitutes the entire agreement between the Parties with respect to the subject matter contained in this Agreement and supersedes all prior agreements, whether written or oral, with respect to such subject matter. The Agreement may be amended by an instrument in writing executed by the Parties or by their permitted successors or assignees. 31.6 Severability. If any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a competent authority, such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law. The remainder of this Agreement will remain in full force and effect. 31.7 Beneficiaries. There shall be no third-party beneficiaries under the Agreement, except (a) for the Company Entities, (b) the third parties identified in Section 22.1 (and other parts of the Agreement establishing indemnification obligations) who shall have the rights and benefits described in Article 22 and such other parts of the Agreement; or (c) as required by Laws. 31.8 Waiver of Liens. Provider, for itself and its employees, Permitted Subcontractors and Provider Agents hereby waives and relinquishes all right to file, have or maintain a claim or lien against any property of the Company Entities or any Company Agent or any part thereof for or on account of the work or any materials or equipment furnished under the Agreement or

EXECUTION VERSION 41 any amendment hereto. Provider shall not create, or permit to be created or remain, any Encumbrance levied on account of any lien or claim, that may become an Encumbrance upon any of the property of the Company Entities or any Company Agent or any part thereof. 31.9 Survival. Any provision of this Agreement that contemplates performance or observance subsequent to termination or expiration of the Agreement will survive termination or expiration of the Agreement and continue in full force and effect, including the following: Sections 1.3, 1.4, 2.2(c), 3.13, 6.4, 6.8, 8.7, 9.4, and Articles 11, 12, 13, 14, 20, 21, 22, 23, 25, 27, 28, 30 and 31. 31.10 Notice. Any notice, consent, approval or other communication given pursuant to the Agreement shall be in writing addressed to the Party to whom intended at each of the addresses set forth below and shall be effective when received as designated below by (a) courier or pre-paid postal service providing proof of delivery; or (b) email; provided that notices of contractual breach, termination or a claim for indemnification shall be sent to all notice recipients but shall be deemed received only when received by the recipients receiving courier or pre-paid postal service. Communications shall be deemed given upon receipt (which, in the case of email, shall, in the absence of a failed delivery message, be deemed to be the time of transmission, but if this falls outside of business hours in the place of receipt, when business hours resume). A Party may designate a different address by notice to the other Party given in accordance herewith. If to Company: Spark Networks Services GmbH Kohlfurter Str. 41/43 10999 Berlin Germany e-mail: **** If to Provider: Attn: **** Address: Level 19, 40 Bank Street Canary Wharf London E14 5NR Email id: **** With a copy to: Attn: Corporate Legal 152, Millennium Business Park, TTC Industrial Area, Sector 3, “A” Block, Mahape, Navi Mumbai 400710, India Email id: **** 31.11 Remedies Cumulative. No right or remedy in the Agreement conferred upon or reserved to a Party to the Agreement is intended to be exclusive of any other right or remedy. Remedies provided for in the Agreement shall be cumulative and in addition to, and not in lieu of, any other remedies available to either Party at Law, in equity or otherwise. 31.12 Irreparable Harm. Provider acknowledges that Company may suffer damages that are not easily determinable, Company may be faced with irreparable injury, that the remedy under any Law alone shall be an inadequate remedy for such claim and that, in addition to any other remedy available under the Agreement or at Law, Company shall be entitled to equitable relief, including specific performance of the Agreement and both temporary and permanent injunctive relief to enforce the Agreement, without the necessity of proving actual damages, the inadequacy of available remedies at Law, or posting bond or other security: (a) to preserve a superior position with respect to creditors; (b) for a breach or attempted breach of Provider’s obligations under Articles 12, 13 and 14; (c) for a breach or attempted breach of Provider’s obligations with regard to Changes required by Law or the provision of Termination Assistance Services. If a court should find that Provider has breached (or attempted to breach) any such obligations, Provider agrees that without any additional findings of irreparable injury or other conditions to injunctive relief, it shall not oppose the entry of an order compelling performance by Provider and restraining it from any further breaches (or attempted breaches). 31.13 Counterparts. The Agreement and any amendments (including the SOWs and Project Orders) may be executed and delivered either originally, by facsimile, digital signatures or by e-mail of a scanned copy of the Agreement in Adobe Acrobat PDF format, and in one or more counterparts, which together shall constitute one and the same instrument. 31.14 Conflict of Interest. As of the MSA Effective Date, no director, officer, member or employee of either party shall have any personal or pecuniary interest, in this Agreement, nor shall any such director, officer, member or employee participate in any decision relating to this Agreement which affects his or her personal interests of any corporation, partnership or association in which he or she is directly or indirectly interested.

EXECUTION VERSION 42 ACCEPTED AND AGREED BY THE FOLLOWING AUTHORIZED REPRESENTATIVES OF THE PARTIES AS OF THE EFFECTIVE DATE: Provider: /s/ Ayesha Nair AVP Finance-Legal Company: /s/ Colleen Birdnow Brown Interim CEO & Managing Director /s/ Kristie Goodgion CFO & Managing Director

EXECUTION VERSION 2 Exhibit 1 – MSA Definitions Note: Section references are to the body of the Master Agreement otherwise noted. Meanings for additional defined terms not set forth below may be in specific Exhibits, Schedules, SOWs or Project Orders. “Affiliate” shall mean as to any entity, any other entity that, directly or indirectly, Controls, is Controlled by or is under common Control with such entity. “Assets” shall mean any Equipment, Software or other resource or capability. “Bankruptcy Code” shall mean the United States Bankruptcy Code (as it may be amended) or Laws with similar effect in jurisdictions other than the United States. “Billable Projects” shall mean a discrete unit of work that does not recur on a regular or periodic basis that: (a) has a defined start and end date with documented Deliverables and acceptance criteria in accordance with the Master Service Agreement and the applicable SOW or Project Order; (b) has been requested and approved by Company; (c) is not an inherent, necessary or customary part of the day-to-day (i.e., regular, not daily) Services described in the Transition Plans, an SOW or the Agreement; (d) is not required to be performed by Provider to meet the existing Service Levels (other than Service Levels related to Project performance); (e) may consist of or include work that would otherwise be treated as New Services; and (f) is not otherwise part of the Services. “Business Days” shall mean each Monday through Friday that any Company Entity is open for business. “Change(s)” shall mean any change to the Agreement or the Services, including any change to the Systems that would alter the functionality, performance standards or technical environment of the Systems, the manner in which the Services are provided, the composition of the Services or the cost to the Company Entities of the Services. “Change of Control” shall mean the: (a) consolidation or merger with or into any entity; (b) sale, transfer or other disposition of all or substantially all of the assets of Provider, a Company Entity or a subcontractor, as applicable; or (c) acquisition by any entity, or group of entities acting in concert, of beneficial ownership of more than 50% (or such lesser percentage that constitutes Control) of the outstanding voting securities or other ownership interests of Provider, a Company Entity or a subcontractor, as applicable. “Commencement Date” shall mean for each Tower the date on which Provider commences the provision of the Services as set forth in the applicable SOW. “Company Agents” shall mean agents, suppliers and representatives of the Company Entities, except Provider and Provider Agents. Company Agents include Company IT Environment Providers. “Company Competitors” shall mean any organization that offers social discovery services (specifically related to dating), allowing users to connect and interact with others using online platforms or mobile applications. “Company Confidential Information” shall mean all Confidential Information of the Company Entities, Company Agents and the End Users, whether disclosed to or accessed by Provider or Provider Agents in connection with the Agreement, including (a) all Company Data and Company Intellectual Property (including Company New Intellectual Property) and all other information of the Company Entities , Company Agents and the End Users or providers, customers, suppliers, service providers and other third parties doing business with the Company Entities; (b) any information developed by reference to or use of Company Confidential Information; (c) Personal Data, including Personal Data of personnel of the Company Entities, Company Agents and the End Users; (d) any information regarding the security controls for the Company IT Environment, any Company Data or Systems used to provide the Services; and (e) the terms of the Agreement. Any exclusion from the definition of Confidential Information contained in the Agreement shall not apply to Personal Data. “Company Contracting Party” shall mean with respect to a Local Agreement, the Company Entities legal entity that is a party to such Local Agreement and has been designated by Company to coordinate the receipt of the Services by one or more of the Company Entities from Provider under such Local Agreement.

EXECUTION VERSION 3 “Company Data” shall mean all data and information of the Company Entities, Company Agents and the End Users, including data submitted by or relating to personnel, providers and customers of the Company Entities, including Personal Data,, (a) submitted to Provider by or on behalf of any End User (b) obtained, developed or produced by or on behalf of Provider or Provider Agents in connection with the Agreement; or (c) to which Provider or Provider Agents have access in connection with the provision of the Services, including all Personal Data of personnel or customers of the Company Entities. “Company Equipment” shall mean Equipment owned, leased or provided by the Company Entities or a Company Agent, and used in connection with the Services. “Company Entities” shall mean (a) Company; (b) Affiliates of Company; (c) joint ventures of or including Company or any Affiliate of Company; and (d) other entities designated by Company as a “Company Entity.” “Company Intellectual Property” shall mean the Company Pre-Existing Intellectual Property, the Company New Intellectual Property and the Company Software. For clarity, Company Software may be Company Pre-Existing Intellectual Property or Company New Intellectual Property. “Company IT Environment” shall mean any and all parts of the information technology-related Systems, Software, networks and Assets, whether provided or supported by Company itself, the Company Entities, Provider or third party providers, and services used by, provided to, or supporting the operations of, the Company Entities or End Users. “Company IT Environment Provider” shall mean any third party engaged directly by Company or a Company Entity (excluding Provider and, to the extent providing the Services, Provider Agents) providing services with respect to or in support of the Company IT Environment. “Company Pre-Existing Intellectual Property” shall mean all Intellectual Property that (a) is owned or licensed by Company and in existence in electronic or written form on or prior to the Master Effective Date; or (b) is owned, licensed or developed by Company after the Master Effective Date independently of the work undertaken pursuant to the Agreement. “Company Site” shall mean any facility or site (a) owned, leased, or under the control of the Company Entities or a Company Third-Party Infrastructure Provider at which the Company Entities receive the Services; or (b) where Company Equipment is located (other than Provider Sites). “Company Software” shall mean Software owned or licensed by the Company Entities (excluding any Software licensed from Provider or Provider Agents). “Company Systems” shall mean Systems owned or leased by or licensed to, and provided by, the Company Entities or Company Agents. “Company Third-Party Infrastructure Provider” shall mean a third-party provider to Company that provides facilities, co- location or hosting services. “Confidential Information” shall include trade secrets, know-how, proprietary information, formulae, processes, techniques and information relating to past, present and future marketing, financial, security controls and research and development activities, whether orally or in writing, that is disclosed to a Party by the other Party, or is otherwise received or accessed by a Party. “Confidential Information” shall not include any particular information that the receiving Party can demonstrate: (a) is or becomes publicly available other than as a result of a disclosure by the receiving Party; (b) is or becomes available to the receiving Party on a nonconfidential basis from a source (other than the disclosing Party) which is not prohibited from disclosing such information to the receiving Party by any legal, contractual or fiduciary obligation; (c) is independently developed by the receiving Party without reference to or the use or application of the disclosing Party’s Confidential Information, as demonstrated by written or documented evidence; (d) was known by the receiving Party prior to disclosure to the receiving Party by the disclosing Party; or (e) is subsequently disclosed to the receiving party by a third party who may rightfully transfer and disclose such information without restriction and free of any obligation to keep it confidential. “Control” shall mean, with respect to any entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities (or other ownership interest), by contract or otherwise. “Deliverable(s)” shall mean a deliverable or work product (including Software and documentation) created, developed, used or provided by, or to be created, developed, used or provided by, Provider or Provider Agents under the Agreement or an SOW.

EXECUTION VERSION 4 “Encumbrance” shall mean any lien, mortgage, security, interest, pledge, restriction on transferability, defect of title or other claim, Fee or encumbrance of any nature whatsoever on any property or property interest, other than any liens for personal property taxes that are not yet due. “End Users” shall mean individual users of the Services within and outside of the Company Entities including employees, customers, contractors, third parties and any other person or entity whose business relationship with any of the foregoing involves the use of the Services at an individual level. End Users shall not include Provider Personnel. “Equipment” shall mean equipment and hardware, including computers and related equipment, such as central processing units and other processors, servers, controllers, modems, communications and telecommunications equipment (e.g., voice, data and video network circuits, routers, switches, PBXs, ACDs, VRUs, and WAPs), cables, storage devices, personal computers, hand- held devices, printers, terminals, other peripherals and input and output devices, and other tangible mechanical and electronic equipment intended for the processing, input, output, storage, manipulation, communication, transmission and retrieval of information and data. “Fees” shall mean any charges or fees to be paid by Company for the Services, including for (a) Transition and Projects; and (b) assets provided or used in connection with the Services. “Governmental Approval” shall mean any license, consent, permit, establishment registration, approval or authorization of any Governmental Authority, the granting of which is required by Law in order for Provider to commence or complete the Services, or for the Company Entities to receive the Services, or to perform any other obligation under the Agreement. “Governmental Authority” shall mean any federal, state, municipal, local, territorial or other government department, regulatory authority, judicial or administrative body, domestic, international or foreign. “In-Scope Projects” shall mean a discrete unit of work that does not recur on a regular or periodic basis (having a specific start and end) that is not a Billable Project. An In-Scope Project is a discrete unit of non-recurring work that is (a) an inherent, necessary or customary part of the day-to-day Services; (b) within the scope of the Services (including the SOWs); or (c) required to be performed by Provider to meet the existing Service Levels. “Insolvency Event” shall mean that: (a) Provider admits in writing its inability to, or that it is generally unable to, pay its debts as such debts become due; (b) Provider (i) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property or assets; (ii) makes a general assignment for the benefit of its creditors; (iii) commences a voluntary case under the Bankruptcy Code; (iv) files a petition seeking to take advantage of any other Law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, winding-up or composition or readjustment of debts; (v) fails to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code; or (vi) takes any corporate action for the purpose of effecting any of the foregoing; (c) a proceeding or case shall be commenced, without the application or consent of Provider in any court of competent jurisdiction, seeking (i), liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts; (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of Provider or of all or any substantial part of its property or assets; or (iii) similar relief in respect of Provider under any Law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, winding-up or composition or readjustment of debts; and in each case such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering that any of the foregoing shall be entered and continue unstayed and in effect, for a period of 30 or more days; (d) an order for relief against Provider shall be entered in an involuntary case under the Bankruptcy Code, subject to any cure period available to Provider; or (e) Provider (i) ceases to carry on its business; or (ii) passes a resolution for its winding up (other than for the purpose of corporate reorganization where the resulting entity shall assume the liabilities of it). “Intellectual Property” shall mean (a) processes, methodologies, procedures, and trade secrets, algorithms, APIs, apparatus, circuit designs and assemblies, scripts, databases, data collections, data models, designs, diagrams, formulae, ideas and inventions (whether or not patentable or reduced to practice), know-how, materials, marketing and development plans, methods, models, network configurations and architectures, protocols, schematics, specifications, subroutines, techniques, tools, uniform resource identifiers, user interfaces, web sites and domain names; (b) Software, tools and machine-readable texts and files; and (c) literary work or other work of authorship, including documentation, reports, manuals, training materials, drawings, charts and graphics.

EXECUTION VERSION 5 “Intellectual Property Rights” shall mean all past, present and future rights, which may exist or be created under the Laws of any jurisdiction in the world, available under patent, copyright, trademark, service mark, trade name, configuration, industrial design, trade secret law, other proprietary rights in Intellectual Property or any statutory provision or common law doctrine which may subsist in any part of the world, including exclusive exploitation rights, copyrights, moral rights and mask works and rights in or relating to registrations, renewals, extensions, combinations, divisions, and reissues of, and applications for, any of the foregoing. “Interest” shall mean the Prime Rate as published in The Wall Street Journal, from time to time. “Laws” shall mean global, federal, country, state, local and other laws, rules, regulations, orders, decrees and guidance, including data protection and privacy laws. “Licensed Company Entities” shall include (a) Company and the Company Entities; and (b) successors and assigns of Company or any Company Entities through change of control or other corporate reorganization, sale, acquisition or restructuring, and divested, sold or transferred entities, businesses or operations of Company or any Company Entities, and entities acquiring Company or any Company Entities (including a sale of all or substantially all of the stock or assets of a Company Entity and the entities into which a divested entity is merged as well as successors, assigns and surviving entities or businesses thereof). “Losses” shall mean any and all damages, fines, penalties, deficiencies, losses, liabilities (including settlements and judgments) and expenses (including interest, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other reasonable fees and expenses of litigation or other proceedings or of any claim, default or assessment). “Malicious Code” means (a) any Software, code, virus, worm, program, or sub-program whose knowing or intended purpose is to damage or interfere with the operation of the computer system containing the code, program or sub-program, or to halt, disable or interfere with the operation of the Software, code, program, or sub-program, itself; (b) any device, method, or token that permits any person to circumvent the normal security of the Software or the system containing the code; or (c) any adware, spyware, Internet bots, malware, bugs, web bugs or other surreptitious code. “Manage” shall mean, with respect to the designated third-party contracts, administer, manage and have responsibility for monitoring and overseeing third-party compliance with such third-party contracts and receive, validate and submit the third-party invoices for payment by Company, if applicable, another of the Company Entities, as set forth in Section 3.3. “New Services” shall mean services that are materially different from, and in addition to or outside the scope of, the then-existing Services. New Services shall not include any work that is an inherent, necessary or customary part of the Services, is required by Provider to meet the Service Levels or can be completed using existing resources without impacting the Service Levels. “Open Source Software” shall mean Software that (a) requires a licensor to cause source code to be distributed with the Software or made available to any third party when the Software is distributed or otherwise provided in any fashion to a third party; (b) restricts or impairs in any way any Company Entity’s ability to license the Software pursuant to terms of its choosing; (c) impacts in any fashion or limits the ability of any Company Entity to enforce its patent or other intellectual property rights against any third party in any manner; or (d) will terminate or affect in any manner the rights of any Company Entity if such Company Entity asserts any of its intellectual property rights against any third party in connection with such Software or otherwise. Without limitation of the foregoing, Open Source Software shall include Software subject to any version of the General Public License or the Lesser General Public License, or any license which has been certified as an “open source” or “free software” license by the Open Source Initiative. “Permitted Subcontractors” shall mean subcontractors (including Affiliates of Provider) approved by Company used to provide the Services in accordance with and pursuant to Article 17. “Personal Data” shall mean (a) any information provided to or collected by Provider (i) that identifies or can be used to identify, contact, locate, or be traced back to the specific person to whom such information pertains, or when used in combination with other information provided hereunder or Processed by Provider on behalf of any of the Company Entities, identifies an individual; or (ii) from which identification or contact information of an individual person can be derived; (b) Sensitive Personal Data; and (c) protected health information. Personal Data can be in any media or format, including computerized or electronic records as well as paper-based files. Personal Data may include: (i) a first or last name or initials; (ii) a home or other physical address, including street name and name of city or town; (iii) an email address or other online contact information, such as an instant messaging user identifier or a screen name that reveals an individual’s email address; (iv) a telephone number; (v) a social security number , tax ID number or other government-issued identifier; (vi) an Internet Protocol (“IP”) address or host name that identifies an individual; (vii) a persistent identifier, such as a customer number held in a “cookie” or processor serial number, that is combined with other available data that identifies an individual; (viii) birth dates or treatment dates; (ix) coded data that is derived from Personal Data;

EXECUTION VERSION 6 and (x) any other information by which one is reasonably able to personally identify a person. Additionally, to the extent any other information (such as, but not necessarily limited to, case report form information, clinical trial identification codes, personal profile information, IP addresses, other unique identifiers, or biometric information) is associated or combined with Personal Data, then such information also will be considered Personal Data. “Personal Data Security Incident” shall mean the unauthorized, unlawful or accidental access, disclosure, transfer, destruction, loss or alteration of Personal Data. “Processing” (or “Process,” “Processes,” “Processed,” or “Processing,”) shall mean any operation or set of operations which is performed upon Personal Data, whether or not by automatic means, such as processing, collection, recording, reproducing, obtaining, accessing, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking or dispersed erasure, or destruction, and any equivalent definitions in applicable Privacy Law to the extent that such definitions should exceed this definition. “Productive Hour” shall mean one hour of productive work on matters approved by Company during a calendar month as appropriately recorded under Provider’s labor claiming system, exclusive of nonproductive time (whether or not conducted at Company Sites). Nonproductive time means Company or Provider holidays, vacation time, sick leave, time spent consuming meals, or other personal time; education; training; travel; administrative or management time (e.g., Provider internal meetings, internal reporting, expense accounting, knowledge transfer); internal Provider process implementation work; and idle time between Projects. Time spent for skilled personnel used by Provider to mentor Provider Personnel shall not be counted as part of a Productive Hour. “Project” shall mean either a Billable Project or an In-Scope Project. “Provider Agents” shall mean the agents, subcontractors, suppliers and representatives of Provider, including Permitted Subcontractors and Affiliates of Provider. “Provider Confidential Information” shall mean all Confidential Information of Provider and Permitted Subcontractors provided to Company referencing the time, date, and receiving individuals for such disclosure, in which case such described information, data or materials become Confidential Information of Provider on a going forward basis from the date of Company’s receipt of such Confidential Information. “Provider Contracting Party” shall mean, with respect to a Local Agreement, the Provider legal entity that is a party to such Local Agreement and has been designated by Provider to coordinate the delivery of the Services to any of the Company Entities under the applicable Local Agreement. “Provider Equipment” shall mean Equipment owned, leased or provided by Provider or Provider Agents, and used in connection with the Services. “Provider Intellectual Property” shall mean the Intellectual Property used in connection with the Services or with the Company Intellectual Property that is (a) Provider Pre-Existing Intellectual Property; (b) Provider New Intellectual Property; or (c) Provider Software. For clarity, Provider Software may be Provider Pre-Existing Intellectual Property or Provider New Intellectual Property. “Provider Personnel” shall mean those employees, representatives and agents of Provider and Provider Agents who perform any Services under the Agreement. “Provider Pre-Existing Intellectual Property” shall mean all Intellectual Property that (a) is owned or licensed by Provider and in existence in electronic or written form on or prior to the Master Effective Date, including Provider Third-Party Software licensed by Provider prior to the Master Effective Date; or (b) is acquired, developed or licensed by Provider independently of the work undertaken pursuant to the Agreement, in each case that is used in connection with the Services. “Provider Proprietary Tools” shall mean the Provider Software identified in the SOW that Provider shall use to deliver the Services. “Provider Sites” shall mean the facilities listed in Exhibit 13 and such other facilities owned or leased by Provider that are approved by Company and used in connection with the provision of the Services. “Provider Software” shall mean Software owned by, licensed, provided, used or managed by Provider or Provider Agents arising out or in any way in connection with the Services or the Agreement (excluding any Software expressly licensed by the Company Entities under a separate agreement or any Software licensed by the Company Entities to Provider and excluding any Software that is Company Intellectual Property).

EXECUTION VERSION 7 “Provider Systems” shall mean Systems owned, leased, licensed or otherwise provided by Provider, excluding Company Systems and Company Intellectual Property. “Provider Third-Party Software” shall mean the Software and documentation that is licensed, leased or otherwise obtained by Provider from a nonaffiliated third party, that is used in connection with the Services. “Sensitive Personal Data” shall mean a subset of Personal Data, which due to its nature has been classified by Law or by written policy of Company, Company Agents, or any other of the Company Entities as deserving additional privacy and security protections, provided such written policy has been previously supplied or made available in writing to Provider. Sensitive Personal Data consists of: (a) all government-issued identification numbers (including U.S. Social Security numbers, Canadian Social Insurance numbers, driver’s license numbers, and passport numbers); (b) all financial account numbers (bank account numbers, credit card numbers, and other information if that information would permit access to a financial account); (c) individual medical records and biometric information, including any information on any worker or consumer’s health, disability, disease or product interests; (d) reports of individual background checks and all other data obtained from a U.S. consumer reporting agency and subject to the Fair Credit Reporting Act; (e) data elements revealing race, ethnicity, national origin, religion, trade union membership, sex life or sexual orientation, and criminal records or allegations of crimes; and (f) any other Personal Data designated by Company or the Company Entities as Sensitive Personal Data. “Site” shall mean a Company Site or a Provider Site, as applicable. “Software” shall mean all software programs and programming, applications, operating systems, utilities and interfaces, including object code and source code and all documentation relating thereto, together with all corrections, improvements, updates and releases thereof including application software and systems software. “SOX” shall mean the Sarbanes-Oxley Act of 2002, as amended. “Stabilization” means the activities after go-live, cutover or (as approved by Company) placement into production to ensure that all systems, Software, Services, processes, functionality, integrations, interfaces and data feeds continue to be stable and without error or disruption, including the following: (a) the Provider Personnel performing the change, development and/or transformation activities shall provide hypercare and enhanced support, including answering ad hoc queries, additional coaching, an increased level of quality checks, and performance feedback; (b) Provider shall analyze and review performance and demonstrate that the Services are stable and the Service Levels are achieved to Company’s satisfaction, including focusing on increasing Service Levels for any and all areas that are underperforming; (c) Provider shall remediate issues to ensure successful performance; and (d) Provider shall monitor and report upon the delivery of Services, provide for expedited issue resolution and conduct meetings related to issue resolution. “Stabilization Period” means **** days after go-live, cutover or (as approved by Company) placement into production, unless a different time is specified (and agreed by Company) in the applicable plan, or such longer date that Company signs off that Stabilization is complete. Each Stabilization Period shall not end until Provider can demonstrate that it has met the applicable criteria approved by Company and set forth in the applicable plan. “Systems” shall mean any and all Software and/or Equipment used in connection with the Services. “Tower” shall mean a particular component of the Services to be provided by Provider as described in the applicable schedule of SOW, together with the Services described in the Agreement. “Transition Milestone Credit” shall mean the financial credit or credits payable to Company if a Transition Milestone is not met by the applicable scheduled completion date for such Transition Milestone. Transition Milestone Credits are only a reduction in price and are not liquidated damages for Provider’s failure to meet Transition Milestones on time. Transition Milestone Credits shall not be an exclusive remedy and shall be in addition to other rights and remedies. “Transition Period” shall mean the period specified for transition in the applicable Transition Plan. “Use” shall mean the right to use, load, execute, store, transmit, display, copy, maintain, modify, enhance, create derivative works, make and have made.